Filed Pursuant to Rule 424(B)(3)
File No. 333-158421
File No. 333-158421-01
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
21,000,000 Common Units of Beneficial Interest
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND (the “Fund”), is organized as a Delaware statutory trust, that issues units that may be purchased or sold on the New York Stock Exchange ARCA (“NYSE-ARCA”). Shares may be purchased from the Fund only in one or more blocks of 50,000 Shares (each, called a “Basket”). The Fund will accept subscriptions for Shares in Baskets from certain authorized participants (“Authorized Participants”), during a continuous offering period. During the continuous offering period, the Fund will issue Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 50,000 Shares as of the closing time of NYSE-ARCA, or the last to close of the exchanges on which the Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. The Fund commenced trading on the American Stock Exchange on January 24, 2008 and its listing was transferred to the NYSE-ARCA platform on November 25, 2008 in relation to the NYSE-ARCA purchase of the American Stock Exchange.
The Fund invests the proceeds of its offering of Shares in GreenHaven Continuous Commodity Index Master Fund (the “Master Fund”). The Master Fund is organized as a Delaware statutory trust. The Master Fund actively invests in exchange-traded futures on the commodities comprising the Continuous Commodity Total Return Index (CCI-TR) (“Index”), with a view to tracking the performance of the Index over time. The sponsor of the Fund is GreenHaven Commodity Services LLC (the “Managing Owner”) which has an exclusive license with respect to the creation of U.S. exchange traded funds with Thomson Reuters America, LLC which developed, owns and operates the Index. “Continuous Commodity Total Return Index” is a trademark of Thomson Reuters America, LLC.
The Fund is not a mutual fund registered under the Investment Company Act of 1940, as amended, and is not subject to regulation under such Act.
Some of the risks of investing in the Fund include:
•	Investing in futures contracts is highly speculative which could result in large fluctuations in the price of the Fund’s Shares.

•	The Fund and the Managing Owner may have conflicts of interest, which may permit them to favor their own interests to your detriment.

•	You could lose all or substantially all of your investment.
Investing in the Fund involves other significant risks. The Shares are speculative securities and their purchase involves a high degree of risk. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

	Number of		Maximum Number of		Price to the Public		Upfront Selling	Proceeds to the
Offering Period	Units Sold		Units to be Offered		per Unit ***		Commission	Trust****

Continuous	9,500,000	*	21,000,000	**	25.81	***	$0	$234,950,500

Per Basket
Price of Units***	$1,290,500

*	Number of Units issued from this current offering since May 14, 2009.

**	Shares may be purchased from the Fund by Authorized Participants in Baskets at the net asset value of 50,000 Shares as of the closing time of the NYSE-ARCA or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. Investors who acquire Shares from Authorized Participants may pay a price that is higher than net asset value per Share in respect of the continuous offering period depending upon, among other factors, the trading price of the Shares on the NYSE-ARCA and the supply of and demand for Shares at the time of acquisition, but is not expected to exceed the trading price of the Shares on the NYSE-ARCA. There is no upfront selling commission charged during the continuous offering periods, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.

***	Based on closing net asset value on April 23, 2010. The price may vary based on net asset value on a particular day.

****	Proceeds to the Fund for the Units issued from May 14, 2009 through April 23, 2010.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.
The date of this Prospectus is April 29, 2010

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 10 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 10.
THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 1 THROUGH 9.
THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND AND THE MASTER FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.
THE FUND AND THE MASTER FUND FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.
THE FILINGS OF THE FUND AND THE MASTER FUND ARE POSTED AT THE SEC WEBSITE AT http://www.sec.gov.

REGULATORY NOTICES
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MASTER FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.
THE BOOKS AND RECORDS OF THE FUND AND THE MASTER FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS AND BASKET CREATION AND REDEMPTION BOOKS AND RECORDS WILL BE MAINTAINED AT THE OFFICES OF GREENHAVEN COMMODITY SERVICES; TELEPHONE NUMBER (404) 239-7938; ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS WILL BE MAINTAINED BY GREENHAVEN COMMODITY SERVICES, TELEPHONE NUMBER (404) 239-7938. ALL OTHER BOOKS AND RECORDS OF THE FUND AND THE MASTER FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE MASTER FUND’S COMMODITY BROKERS) ARE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O GREENHAVEN COMMODITY SERVICES LLC, 3340 PEACHTREE ROAD, SUITE 1900, ATLANTA, GEORGIA 30326; TELEPHONE NUMBER (404) 239-7938. SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND’S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.
THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER GREENHAVEN CONTINUOUS COMMODITY INDEX FUND NOR GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”
AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND

SUMMARY
This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including all exhibits to the Prospectus, before deciding to invest in any Shares. This Prospectus is intended to be used beginning April         , 2010.

The Fund; The Master Fund	The GreenHaven Continuous Commodity Index Fund (the “Fund”) was formed as a Delaware statutory trust on October 27, 2006. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances).

The GreenHaven Continuous Commodity Index Master Fund (the “Master Fund”), was formed as a Delaware statutory trust on October 27, 2006. The Master Fund issues common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. The term of the Master Fund is perpetual (unless terminated earlier in certain circumstances).

The principal offices of the Fund and the Master Fund are located at c/o GreenHaven Commodity Services LLC (the “Managing Owner”), 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, and its telephone number is (404) 239-7938.

The Fund invests substantially all of its assets in the Master Fund in a master-feeder structure. The Fund holds no investment assets other than Master Fund Units. The Master Fund is wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Under the Trust Declaration of the Fund and the Master Fund, CSC Trust Company of Delaware, the Trustee of the Fund and the Master Fund (the “Trustee”) has delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and the Master Fund and has duties and liabilities to the Fund and the Master Fund. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to executed under Delaware law, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement.

NYSE-ARCA Listing	The Shares of the Fund are listed on the NYSE-ARCA under the symbol “GCC.” Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Prior to the offering contained in this Prospectus, the Fund has issued under its previous registration statement (available on the SEC’s website at http://www.sec.gov) up to 4 million Shares.

This offering is for an additional 21,000,000 Shares.

The Fund’s CUSIP number is: 395258 106.

Purchases and Sales in the Secondary Market, on the NYSE-ARCA	The Shares of the Fund trade on the NYSE-ARCA like any other equity security. The Shares are intended to provide investment results that generally correspond to the performance of the Index.

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Baskets of Shares may be created or redeemed only by Authorized Participants. Baskets are created when there is sufficient demand for Shares that the market price per Share is at a premium to the net asset value per Share. Authorized Participants will then sell such Shares, which will be listed on the NYSE-ARCA, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE-ARCA and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE-ARCA at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is at a discount to the net asset value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE-ARCA, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares may not be identical to the net asset value per Share, but these valuations are expected to be very close. Investors are able to use the indicative intra-day value of the Fund to determine if they want to purchase on the secondary market via the NYSE-ARCA.

The indicative intra-day value of the Fund is provided by NYSE-ARCA every fifteen (15) seconds throughout each trading day and disseminated on the Managing Owner’s website, www.greenhavenfunds.com and on the NYSE-ARCA’s website www.nysearca.com. The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily on its website.

Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

The Index	Thomson Reuters America LLC is the owner, publisher, and custodian of the Continuous Commodity Total Return Index (CCI-TR or Index) which represents a total return version of the underlying commodities of the ninth revision (as of 1995-2005) of the original Commodity Research Bureau (CRB) Index. The CCI-TR is not the CRB Index. The base year of the Continuous Commodity Index (CCI) is 1967 with a starting value of 100. The base year for the CCI-TR is 1982, with a starting value of 100. The Index was originally calculated to produce a ratio of the current price to the base year average price, which is 1967.

The Continuous Commodity Index is not the Reuters/Jeffries CRB Index (the “CRB Index”). The Continuous Commodity Index continued to be calculated using the ninth revision formula; the ninth revision is not the most recent revision of the CRB Index. In 2005, the CRB Index was revised for a tenth time, and is currently known as the Thomson Reuters/Jefferies CRB Index. The Funds are based on a total return version of the underlying commodities of the Continuous Commodity Index. The Continuous Commodity Index, both as it existed in 1995-2005 and in its current form as a basis for Fund performance, is materially different from the current CRB Index.

The sponsor of the Index is the Managing Owner, which has an exclusive license to develop and create U.S. exchange traded funds with Thomson Reuters America LLC which developed, owns and operates the CCI-TR. The Continuous Commodity Index is a trademark of Thomson Reuters America LLC.

The CCI-TR takes into account the economics of rolling listed commodity futures forward to avoid delivery and maintain exposure in liquid contracts.

The Index is notionally composed of commodity futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid the delivery process and maintain a long futures position, contracts nearing a delivery date must be sold and contracts that have not yet reached delivery must be purchased. This process is known as “rolling” a futures position. An index, such as the CCI-TR, is commonly known as a “rolling index” because it replaces futures contracts as they approach maturity by notionally selling and purchasing off-setting contracts to avoid delivery and maintain exposure in liquid contracts.

The CCI-TR is calculated to offer investors a representation of the investable returns that an investor should expect to receive by attempting to replicate the CCI index by buying the respective commodity futures and collateralizing their investment with United States Government securities, (i.e., 90 day T-Bills).

Calculating Total Return: The CCI-TR is calculated daily by Thomson Reuters America LLC. The calculation of this index is comprised of the daily changes in the CCI spot index, the roll yield that is implied by rolling selected commodity futures contracts forward to the next defined commodity contract on specific dates, (Roll Dates) and the 90 day T-Bill yield for a single day.

Roll Dates. In order to maintain a fair representation of the liquid commodity contracts and avoid the delivery of exchange deliverable contracts included in the index, the CCI-TR rolls all near month contracts in the index forward on the second Friday of January, February, April, June, August and November.

The Index of 17 commodity futures prices offers investors a broad measure of overall commodity price trends because of the diverse nature of the 17 commodities of which it is comprised and because it incorporates an average of prices across time within each commodity. The current commodities that comprise the Index are: Corn, Wheat, Soybeans, Live Cattle, Lean Hogs, Gold, Silver, Copper, Cocoa, Coffee, Sugar #11, Cotton, Orange Juice, Platinum, Crude Oil, Heating Oil and Natural Gas.

The Index is weighted evenly among the 17 constituent commodities, which is intended to reduce the impact a single contract month or a single commodity may have on the Index.

Values of the underlying Index are computed by Thomson Reuters America, LLC, and disseminated by NYSE-ARCA every fifteen (15) seconds during the trading day. Only settlement and last-sale prices are used in the Index’s calculation, bids and offers are not recognized — including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying Index may lag its theoretical value. This tendency to lag is evident at the end of the day when the Index value is based on the settlement prices of the component commodities, and explains why the underlying Index often closes at or near the high or low for the day.

Investment Objective	The investment objective of the Fund, through its investment in the Master Fund, is to reflect the performance of the Index, over time, less the expenses of the Fund and the Master Fund’s overall operations.

The Master Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities, and investing in United States Treasury securities.

The Master Fund holds a portfolio of futures contracts on the Index Commodities as well as cash and United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities. The Master Fund’s portfolio is traded with a view to reflecting the performance of the Index over time, whether the Index is rising, falling or flat over any particular period. The Master Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Master Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Index, the Managing Owner adjusts the Portfolio on a daily basis to conform to periodic changes in the identity and/or relative weighting of the Index Commodities. The Managing Owner aggregates certain of the adjustments and makes changes to the portfolio at least monthly or more frequently in the case of significant changes to the Index.

There can be no assurance that the Master Fund, or indirectly the Fund, will achieve its investment objective or avoid substantial losses. The Master Fund has commenced trading and has performance history limited to its inception on January 24, 2008. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units

Breakeven Amounts	The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of the Fund during the first twelve (12) months of investment is 1.09% per annum of the net asset value in respect of Shares purchased plus the amount of any commissions charged by the investor’s broker. Interest income is expected to be approximately 0.14% per annum, based upon the current yield on the three month U.S. Treasury bill. Consequently, the Fund is expected to break even in twelve (12) months provided that it generates gains of 0.95% per annum in respect of Shares purchased plus the amount of any commissions charged by the investor’s broker. The brokerage commission rates an investor may pay to the investor’s broker in connection with a purchase of Shares during the continuous offering period will vary from investor to investor.

Investment Risks	AN INVESTMENT IN SHARES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD BE AWARE THAT:
•	You could lose a substantial portion or all of your investment.

•	Commodity trading is highly speculative and the Index, on which the Master Fund’s trading is based, is likely to be volatile and could suffer from periods of prolonged decline in value.

•	The Fund, the Master Fund and the Managing Owner do not have operating history prior to the commencement of trading on January 24, 2008.

•	The Fund, Master Fund and the Managing Owner are subject to numerous conflicts of interest, including those arising from the fact that the Managing Owner may also serve as the managing owner and commodity pool operator for other commodity pools and investment funds, and may sponsor others.

•	The Fund and the Master Fund are subject to the fees and expenses described herein and will be successful only if significant losses are avoided. To break even in one year on Shares purchased the Fund must generate, on an annual basis, gains in excess of 0.95%.

•	Past performance of the Index is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

•	The trading of the Master Fund takes place in very volatile markets.

•	The Commodity Futures Trading Commission (the “CFTC”) and commodity exchange rules impose speculative position limits on market participants trading in certain commodities included in the Index. If position limits are applied to the Master Fund, the Fund’s ability to issue new Baskets, or the Master Fund’s ability to reinvest income in these additional futures contracts may be limited to the extent these activities would cause the Master Fund to exceed applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on NYSE-ARCA, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.

•	Performance may not track the Index during particular periods or over the long term. Such tracking error may cause the Fund to outperform or underperform the Index.

See “THE RISKS YOU FACE” beginning on page 1 for additional risks you should consider.

The Trustee	CSC Trust Company of Delaware (“the Trustee”) is the sole trustee of the Fund and the Master Fund. The Trustee delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and the Master Fund and has duties and liabilities to the Fund and the Master Fund.

The Managing Owner	GreenHaven Commodity Services LLC, a Delaware limited liability company, serves as Managing Owner of the Fund and the Master Fund. The Managing Owner was formed on October 18, 2006. Neither the Managing Owner nor any of its trading principals has ever before operated a commodity pool. The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund and the Master Fund. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member of the National Futures Association (the “NFA”). As a registered commodity pool operator and commodity trading advisor, with respect to both the Fund and the Master Fund, the Managing Owner is required to comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and the NFA.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326. The telephone number of the Managing Owner is (404) 239-7938.

The Commodity Broker	A variety of executing brokers may execute futures transactions on behalf of the Master Fund. The Managing Owner has designated Morgan Stanley & Co. Incorporated (“MS&Co.”), as the Master Fund’s commodity broker (the “Commodity Broker”), to which the executing brokers give-up all such transactions. In its capacity as clearing broker, the Commodity Broker may execute and clear each of the Master Fund’s futures transactions and perform certain administrative services for the Master Fund. The Commodity Broker is registered with the CFTC as futures commission merchants and are members of the NFA in such capacity.

The Master Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $20 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.24% of the net asset value of the Master Fund in any year, although the actual amount of brokerage commissions and fees in any year may be greater.

The Administrator	The Managing Owner, on behalf of the Fund and the Master Fund, has appointed The Bank of New York, N.A. as the administrator of the Fund and the Master Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York, N.A. serves as custodian (the “Custodian”), of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York serves as the transfer agent (the “Transfer Agent”), of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers, has an office at One Wall Street, New York, New York 10286. The Bank of New York is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a participant agreement may be obtained from the Administrator by calling the following number: (718) 315-4412. A copy of the Administration Agreement is available for inspection at the Fund’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including net asset value calculations, accounting and other fund administrative services. The Administrator will retain

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certain financial books and records, including: fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants.

The Administration Agreement will continue in effect unless terminated on at least ninety (90) days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon thirty (30) days prior written notice if the Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees are paid by the Managing Owner.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund or the Master Fund.

The Distributor	The Managing Owner, on behalf of the Fund and the Master Fund, has appointed ALPS Distributors, Inc. (the “Distributor”), to assist the Managing Owner and the Administrator with certain functions and duties relating to the creation and redemption of Baskets, including receiving and processing orders from Authorized Participants to create and redeem Baskets, coordinating the processing of such orders and related functions and duties. The Distributor will retain all marketing materials and Basket creation and redemption books and records at c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203; Telephone number (303) 623-2577. Investors may contact the Distributor toll-free in the U.S. at (800) 320-2577. The Fund has entered into a Distribution Services Agreement with the Distributor. The Distributor is affiliated with ALPS Mutual Fund Services, Inc., a Denver-based service provider of administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds, with over 100,000 shareholder accounts and approximately $10 billion in client mutual fund assets under administration. The Distributor provides distribution services and has approximately $120 billion in client assets under distribution.

The Managing Owner will pay the Distributor approximately $50,000 per annum, plus any fees or disbursements incurred by the Distributor in connection with the performance by the Distributor of its duties on behalf of the Fund. The Distributor has, however, waived the $50,000 annual fee until the end of the current term of the Distribution Services Agreement.

The Marketing Agent	The Managing Owner, on behalf of the Fund and Master Fund, has appointed ALPS Distributors, Inc., as a marketing agent (the “Marketing Agent”) to the Fund and Master Fund. The Marketing Agent will provide assistance to the Managing Owner with certain function and duties such as providing various educational and marketing activities regarding the Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating the Fund’s name, characteristics, uses, benefits, and risks, consistent with the prospectus, providing support to national account manager’s and wholesalers filed activities, assisting national account managers in implementing sales strategy. The Marketing Agent will not open or maintain customer accounts or handle orders for the Fund. The Marketing Agent will engage in public seminars, road shows, conferences, media interviews, field incoming telephone “800” number calls and distribute sales literature and other communications (including electronic media) regarding the Fund. Investors may contact the Marketing Agent, toll-free in the U.S. at (800) 320-2577.

The Managing Owner, out of the Management Fee (defined below), pays the Marketing Agent for performing its duties on behalf of the Fund and the Master fund.

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company (“DTC”), and (3) have entered into a participant agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between the Fund and the Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Fund. See “Creation and Redemption of Shares” for more details.

Creation and Redemption of Shares	The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 50,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 to the Fund in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Master Fund will create and redeem Master Fund Units from time-to-time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 50,000 Master Fund Units. Master Unit Baskets may be created or redeemed only by the Fund. The Fund pays a transaction fee of $500 to the Master Fund in connection with each order to create or redeem a Master Unit Basket of Master Fund Units. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund. See “Creation and Redemption of Shares” for more details.

The Shares are evidenced by global certificates that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC. The Master Fund Units are uncertificated and held by the Fund in book-entry form.

Continuous Offering Period	Since trading of the Fund commenced, the Fund issues Shares in Baskets to Authorized Participants continuously as of noon (12:00 pm), New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 50,000 Shares as of the closing time of NYSE-ARCA or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. The Managing Owner may terminate the continuous offering at any time.

The Master Fund issues Master Fund Units in Master Unit Baskets to the Fund continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 50,000 Master Fund Units as of the closing time of NYSE-ARCA or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Net Asset Value	“Net Asset Value” means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

Net Asset Value per Master Fund Unit is the net asset value of the Master Fund divided by the number of outstanding Master Fund Units. Because there will be a one-to-one correlation between Shares and Master Fund Units and the Master Fund has assumed all liabilities of the Fund, the net asset value per Share and the net asset value per Master Fund Unit will be equal. See “Certain Material Terms of the Trust Declaration — Net Asset Value” for more details.

Segregated Accounts/ Interest Income	The proceeds of the offerings are deposited in cash in a segregated account in the name of the Master Fund at the Commodity Brokers (or other eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. The Master Fund is credited with one hundred percent (100%) of the interest earned on its average net assets on deposit with the Commodity Brokers or such other financial institution each week. In an attempt to increase interest income earned, the Managing Owner expects to invest the Master Fund’s non-margin assets in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned is estimated to be 0.14% per annum, based upon the current yield on the three (3) month U.S. Treasury bill. This interest income is used to pay or offset the expenses of the Fund and the Master Fund. See “Fees and Expenses” for more details.

Fees and Expenses	Upfront Selling Commission. No upfront selling commissions are charged during the continuous offering period, although it is expected that investors will be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.

Management Fee. The Master Fund pays the Managing Owner a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.85% per annum of the average amount of daily net assets of the Master Fund. No separate management fee will be paid by the Fund.

Organization and Offering Expenses. Expenses incurred in connection with organizing the Fund and the Master Fund and the offering of the Shares for the Funds initial continuous offering period commencing on January 23, 2008 were paid by GreenHaven, LLC, a limited liability company organized in the State of Georgia, which is the sole member of the Managing Owner. On May 14, 2009 the Fund and Master Fund registered an additional 21,000,000 units for issuance in connection with this offering with regulatory agencies. The Managing Owner has paid for these expenses in connection with this current prospectus. Neither GreenHaven, LLC nor the Managing Owner will be reimbursed in connection with the payment of the organizational and offering expenses. The Funds are not required to reimburse GreenHaven, LLC or its affiliates or the Company or its affiliates for any such costs incurred for any related period.

Brokerage Commissions and Fees. The Master Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $20 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.24% of the net asset value of the Master Fund in any year, although the actual amount of brokerage commissions and fees in any year may be greater.

Routine Operational Administrative and Other Ordinary Expenses. The Managing Owner assumes all of the routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

Extraordinary Fees and Expenses. The Master Fund pays all the extraordinary fees and expenses, if any, of the Fund and the Master Fund. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Ongoing Expenses to be Paid First Out of Interest Income. The Management Fee and ordinary ongoing expenses of the Fund and the Master Fund are paid first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. It is expected that such interest income may be sufficient to cover a significant portion of the Management Fee and ordinary ongoing expenses of the Fund and the Master Fund.

Distributions	The Master Fund will make distributions at the discretion of the Managing Owner. Because the Managing Owner does not presently intend to make ongoing distributions (but may do so from time-to-time in its sole discretion), your income tax liability for your pro rata share of the Fund’s income and gain on the Master Fund Units held will, in all likelihood, exceed any distributions you receive.

Limitation of Liabilities	You cannot lose more than your investment in the Shares. Shareholders are entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

Fiscal Year	The Fund’s fiscal year ends on December 31 of each year.

Financial Information	The Fund and the Master Fund file quarterly and annual reports with the SEC. These can be accessed at www.sec.gov or the Fund’s website www.greenhavenfunds.com, free of charge.

U.S. Federal Income Tax Considerations	Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund and the Master Fund are each classified as partnerships for United States federal income tax purposes. Accordingly, neither the Master Fund nor the Fund will incur United States federal income tax liability; rather, each beneficial owner of the Fund’s Shares is required to take into account its allocable share of the Master Fund’s income, gain, loss, deduction and other items for the Master Fund’s taxable year ending with or within its taxable year.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of Shares.

Reports to Shareholders	The Managing Owner will furnish the Shareholders with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund and the Master Fund. Shareholders also will be provided with appropriate information to permit them to file their United States federal and state income tax returns on a timely basis.

Cautionary Note Regarding Forward-Looking Statements	This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund and the Master Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund and the Master Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.
THE RISKS YOU FACE
You could lose money investing in the Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.
The Value of the Shares Relates Directly to the Value of the Commodity Futures and Other Assets Held by the Master Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Shares.
The Shares are designed to reflect, as closely as possible, the performance of the Index through the Master Fund’s portfolio of exchange-traded futures on the Index Commodities. The value of the Shares relate directly to the value of the portfolio, less the liabilities (including estimated accrued but unpaid expenses) of the Fund and the Master Fund. The price of the Index Commodities may fluctuate widely based on many factors. Some of those factors are:
•	changing supply and demand relationships;

•	general economic activities and conditions;

•	weather and other environmental conditions;

•	acts of God;

•	agricultural, fiscal, monetary and exchange control programs and policies of governments;

•	national and international political and economic events and policies;

•	changes in rates of inflation; or

•	the general emotions and psychology of the marketplace, which at times can be volatile and unrelated to other more tangible factors.
In addition to the factors set forth above, each commodity has risks that are inherent in the investment in such commodity.
Metals Commodities: Price movements in futures contracts held by the Master Fund, in metals commodities such as gold, silver, platinum and copper are affected by many specific other factors. Some of these metal specific factors include, but are not limited to:
•	A change in economic conditions, such as a recession, can adversely affect the price of both industrial and precious metals. An economic downturn may have a negative impact on the usage and demand of metals which may result in a loss for the Master Fund.

•	A sudden shift in political conditions of the world’s leading metal producers may have a negative effect on the global pricing of metals.

•	An increase in the hedging of precious metals by producers could cause the price of precious metals to decline.

•	Changes in global supply and demand for industrial and precious metals.

•	The price and quantity of imports and exports of industrial and precious metals.

•	Technological advances in the processing and mining of industrial and precious metals.

Agricultural Commodities: Price movements in futures contracts held by the Master Fund in agricultural commodities, such as wheat, corn and soybeans, are affected by many factors. Some of these agricultural specific factors include, but are not limited to:
•	Farmer planting decisions, general economic, market and regulatory factors all influence the price of agricultural commodities.

•	Weather conditions, including hurricanes, tornadoes, storms and droughts, may have a material adverse effect on crops, live cattle, live hogs and lumber, which may result in significant fluctuations in prices in such commodities.

•	An increase in the hedging of agricultural commodities by producers could cause the price of agricultural commodities to decline.

•	Changes in global supply and demand for agriculture products.

•	The price and quantity of imports and exports of agricultural commodities.

•	Political conditions, including embargoes and war, in or affecting agricultural production, imports and exports.

•	Technological advances in agricultural production.

•	The price and availability of alternative agricultural commodities.
Energy Commodities: Price movements in futures contracts held by the Master Fund in energy commodities, such as crude oil, heating oil and natural gas, are subject to risks due to frequent and often substantial fluctuations in energy commodity prices. In the past, the prices of natural gas and crude oil have been extremely volatile, and the Managing Owner expects this volatility to continue. The markets and prices for energy commodities are affected by many factors. Some of those factors include, but are not limited to:
•	Changes in global supply and demand for oil and natural gas.

•	The price and quantity of imports and exports of oil and natural gas.

•	Political conditions, including embargoes and war, in or affecting other oil producing activities.

•	The level of global oil and natural gas exploration and production.

•	An increase in the hedging of energy commodities by producers could cause the price of energy commodities to decline.

•	The level of global oil and natural gas inventories, production or pricing.

•	Weather conditions.

•	Technological advances effecting energy consumption.

•	The price and availability of alternative fuels.
None of these factors can be controlled by the Managing Owner. Even if current and correct information as to substantially all factors are known or thought to be known, prices still will not always react as predicted. The profitability of the Fund and the Master Fund will depend on whether the Master Fund’s commodities portfolio increases in value over time. If the value increases, the Fund will only be profitable if such increases exceed the fees and expenses of the Fund. If these values do not increase, the Fund will not be profitable and will incur losses.

Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.
The net asset value per share of the Shares will change as fluctuations occur in the market value of the Master Fund’s portfolio. Investors should be aware that the public trading price of a Basket of Shares may be different from the net asset value of a Basket of Shares (i.e., Shares may trade at a premium over, or a discount to, the net asset value of a Basket of Shares) and similarly the public trading market price per Share may be different from the net asset value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to net asset value. This price difference may be due, in large part, to the fact that supply and demand forces are at work in the secondary trading market for Shares that is closely related to, but not identical to, the same forces influencing the prices of the Index Commodities trading individually or in the aggregate at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.
Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share closely over time.
Investors should be aware that if the Fund issues all its authorized shares it could have to cease creating new Baskets. This could increase the possibility that the trading price of the Fund’s shares may not accurately reflect the Index or the net asset value of the Fund. The Fund commenced investment operations on January 23, 2008 with 4,000,000 shares registered. On March 26, 2009 the Fund had issued all but one Basket of 50,000 shares under its previous registration statement and had to cease creating new Baskets of shares. On May 14, 2009 the Fund registered an additional 21,000,000 shares and resumed creating new Baskets of shares. As of December 31, 2009, the Fund had issued 4,800,000 shares of the 21,000,000 authorized related to this current offering.
Moreover, soon after new Baskets of Shares are created and sold under this Prospectus, there is a possibility that the availability of newly created Shares may (or may not) affect the trading price of the Shares already issued, and both current Shareholders and purchasers of newly created Shares could be adversely affected by falling trading prices.
Your investment could suffer in the event that Thomson Reuters America LLC decides to terminate the License Agreement between itself and the Managing Owner.
Thomson Reuters America LLC entered into a License Agreement with the Managing Owner whereby the Managing Owner was granted an exclusive license with respect to the development and creation of U.S. exchange traded funds. The amended license agreement granted to the Managing Owner has a term ending September 30, 2010 and may be terminated under certain circumstances which could cause your investment to decline significantly in value. In addition to that, because the license granted is an exclusive license with respect to a limited type of investment product, a different product could be created, which could also cause your investment to decline in value. If the license expires and is not renewed or is terminated, or a competitive product is created, then the Managing Owner would seek shareholder approval to either (i) liquidate the Master Fund and the Fund or (ii) approve a different index to track for comparison purposes.
Your investment could suffer in the event that the Managing Owner creates another product under its exclusive license agreement which directly competes with the Fund and Master Fund.
The License Agreement is between Thomson Reuters America LLC and the Managing Owner and not between Thomson Reuters America LLC and the Fund or Master Fund. Therefore, it is possible that the Managing Owner could create and manage another investment product that is substantially similar to the Fund and the Master Fund. If this were to happen, then your investment could suffer.
Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets and the Operation of the Master Fund.
CFTC and commodity exchange rules impose speculative position limits on market participants, including the Master Fund, trading in certain agricultural commodities. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts. The Managing Owner anticipates that these position limits will become more of an issue when the Master Fund reaches close to US$2 billion, at which point the Managing Owner may either prevent the issuance of additional creation units or may apply to the CFTC for relief from certain position limits.

If the Master Fund applies and is unable to obtain such relief, the Fund’s ability to issue new Baskets, or the Master Fund’s ability to reinvest income in these additional futures contracts, may be limited to the extent these activities would cause the Master Fund to exceed applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on NYSE-ARCA, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.
The Fund May Not Always Be Able Exactly to Replicate the Performance of the Index
It is possible that the Fund may not fully replicate the performance of the Index due to disruptions in the markets for the Index Commodities or due to other extraordinary circumstances, including, without limitation, the inability to create additional Baskets. In addition, the Fund is not able to replicate exactly the performance of the Index because the total return generated by the Master Fund is reduced by expenses and transaction costs, including those incurred in connection with the Master Fund’s trading activities, and increased by interest income from the Master Fund’s holdings of short-term high quality fixed income securities. Tracking the Index requires rebalancing of the Master Fund’s portfolio and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.
If the Managing Owner permits the Fund to control commodity positions in excess of the value of the Fund’s assets, you could lose all or substantially all of your investment.
Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interests’) entire market value. This feature permits commodity pools to increase their exposure to assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate value in excess of the commodity pool’s assets. While these actions can increase the pool’s profits, relatively small adverse movements in the price of the pool’s futures contracts can cause significant or complete losses to the pool. While the Managing Owner has not and does not intend to have exposure to futures contracts in excess of the Fund’s collateral, the Fund is dependent upon the trading and management skills of the Managing Owner to maintain the proper position sizes.
The Master Fund Is Not Actively Managed and Will Track the Index During Periods in which the Index Is Flat or Declining as well as when the Index Is Rising.
The Master Fund is not actively managed by traditional methods. Therefore, if positions in any one or more of the Index Commodities are declining in value, the Master Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the Net Asset Value to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.
The Exchange May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.
The Shares are listed for trading on NYSE-ARCA under the market symbol “GCC.” Trading in Shares may be halted due to market conditions or, in light of NYSE-ARCA rules and procedures, for reasons that, in the view of NYSE-ARCA, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline in the equity markets. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund and the Master Fund will be terminated if the Shares are delisted.
The Lack Of An Active Trading Market for the Shares May Result in Losses on Your Investment at the Time of Disposition of Your Shares.
Although the Shares are listed and traded on NYSE-ARCA, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than the price you would have received if an active market did exist.

The Shares Are a Relatively New Securities Product and their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.
The mechanisms and procedures governing the creation, redemption and offering of the Shares are recently developed securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Master Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.
As the Managing Owner and its Principals have Limited History of Operating an Investment Vehicle like the Fund or the Master Fund, their Experience may be Inadequate or Unsuitable to Manage the Fund or the Master Fund.
The Managing Owner was formed expressly to be the managing owner of the Fund and the Master Fund and has limited history of past performance. The past performances of the Managing Owner’s management in other positions are no indication of their ability to manage an investment vehicle such as the Fund or the Master Fund. If the experience of the Managing Owner and its principals is not adequate or suitable to manage an investment vehicle such as the Fund and the Master Fund, the operations of the Fund and the Master Fund may be adversely affected.
You Should Not Rely on Past Performance in Deciding Whether to Buy Shares.
The Fund has a limited performance history upon which to evaluate your investment in the Fund. Although past performance is not necessarily indicative of future results, if the Fund had a longer performance history, such performance history might (or might not) provide you with more information on which to evaluate an investment in the Fund. Likewise, the Index has a limited history which might be indicative of the future Index results, or of the future performance of the Fund. Therefore, you will have to make your decision to invest in the Fund on the basis of limited information.
Price Volatility May Possibly Cause the Total Loss of Your Investment.
Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.
Fees are Charged Regardless of Profitability and May Result in Depletion of Assets.
The Fund indirectly is subject to the fees and expenses described in this Prospectus which are payable irrespective of profitability. Such fees and expenses include asset-based fees of up to 0.85% per annum. Additional charges include brokerage fees and operating expenses expected to be approximately 0.24% per annum in the aggregate. The Fund is expected to earn interest income at an annual rate of 0.14% per annum, based upon the current yield on a three month U.S. Treasury bill. Consequently, it is expected that interest income will not exceed fees, and therefore the Fund will need to have positive performance in order to break-even (net of fees and expenses). Consequently, the expenses of the Master Fund could, over time, result in significant losses to your investment in the Shares. You may never achieve profits, significant or otherwise.
Possible Illiquid Markets May Exacerbate Losses.
Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position. Such periods of illiquidity and the events that trigger them are difficult to predict and there can be no assurance that the Managing Owner will be able to do so.

There can be no assurance that market illiquidity will not cause losses for the Fund. The large size of the positions which the Master Fund may acquire on behalf of the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.
You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension Or Rejection Under Certain Circumstances.
The Distributor may, in its discretion, and will when directed by the Managing Owner, suspend the right of redemption or postpone the redemption settlement date (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. In addition, the Distributor will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the Fund declines during the period of the delay. Under the Distribution Services Agreement, the Managing Owner and the Distributor may disclaim any liability for any loss or damage that may result from any such suspension or postponement.
Because the Master Fund will not Acquire Any Asset with Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss borne by unrelated participants in the futures market.
Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while the Shares may trade unprofitably.
Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.
Neither the Fund nor the Master Fund is registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies.
Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.
The Fund and the Master Fund are subject to actual and potential conflicts of interests involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund and the Master Fund, which also presents the potential for numerous conflicts of interest with the Fund and the Master Fund. As a result of these and other relationships, parties involved with the Fund and the Master Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Master Fund and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.
In addition, the Fund may be subject to certain conflicts with respect to its Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, and purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker. See “CONFLICTS OF INTEREST” p. 31.

Shareholders Will Be Subject to Taxation on Their Share of the Master Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.
Shareholders will be subject to United States federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Master Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Master Fund’s taxable income or even the tax liability that results from such income.
Items of Income, Gain, Deduction, Loss and Credit with respect to Fund Shares could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by the Master Fund in Allocating Master Fund Tax Items.
U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Master Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to the Fund’s Shareholders in a manner that reflects the Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Master Fund do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.
PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN ANY SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.
Failure or Lack of Segregation of Assets May Increase Losses.
The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If a Commodity Broker fails to do so, the assets of the Master Fund might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of a Commodity Broker’s bankruptcy, any Master Fund Units could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts, even though certain property specifically traceable to the Master Fund was held by the Commodity Broker. In addition to that, it is possible that in the event of a clearing broker’s bankruptcy investors experience a loss of all their moneys, which would therefore imply that none of the investments may be recovered, not just a pro rata share. The Commodity Brokers may, from time to time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Broker.”
In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Master Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.
Regulatory Changes or Actions May Alter the Nature of an Investment in the Fund.
Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement its investment strategy.
The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

Lack of Independent Experts Representing Investors.
The Managing Owner has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund and the Master Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in Shares.
Possibility of Termination of the Fund May Adversely Affect Your Portfolio.
The Managing Owner may withdraw from the Fund upon one hundred and twenty (120) days’ notice, which would cause the Fund and the Master Fund to terminate unless a substitute managing owner were obtained. You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. If the Managing Owner discontinues its activities on behalf of the Fund, the Fund may be adversely affected. In addition, owners of seventy-five percent (75%) of the Shares have the power to terminate the Trust. If it is so exercised, investors who wished to continue to invest in the Index through the vehicle of the Trust will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust. See “Description of the Shares and the Master Fund Units; Certain Material Terms of the Trust Declarations — Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund and the Master Fund.
Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.
As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of common stock of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular dividends, although the Fund may pay dividends at the discretion of the Managing Owner).
An Investment in the Shares May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.
The Fund and the Master Fund constitute a relatively new, and thus relatively untested, type of investment vehicle. They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions that are beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and reduce the liquidity of the Shares.
Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.
While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, resulting in expenses or damages or the termination of the Fund.

An Absence of “Backwardation” in the Prices of Certain Commodities, or the Presence of “Contango” in the Prices of Certain Commodities, May Decrease the Price of Your Shares.
As the futures contracts that underlie the Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in November 2011 may specify a January 2012 expiration. As that contract nears expiration, it may be replaced by selling the January 2011 contract and purchasing the contract expiring in March 2012. This process is referred to as “rolling.” Historically, the prices of Crude Oil and Heating Oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the January 2012 contract would take place at a price that is higher than the price at which the March 2012 contract is purchased, thereby creating a gain in connection with rolling. While Crude Oil and Heating Oil have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in Crude Oil and Heating Oil could adversely affect the value of the Index and,accordingly, decrease the value of your Shares. .Conversely, Gold, Corn, Soybeans and Wheat historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although Gold, Corn, Soybeans and Wheat have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. The persistence of contango in Gold, Corn, Soybeans and Wheat could adversely affect the value of the Index and, accordingly, decrease the value of your Shares.
The Value of the Shares Will be Adversely Affected if the Fund or the Master Fund is Required to Indemnify the Trustee or the Managing Owner.
Under the Trust Declarations, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense it incurs without negligence or misconduct. That means the Managing Owner may require the assets of the Master Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the net asset value of the Master Fund and the value of the Shares.
Regulatory Reporting and Compliance
Our business is subject to changing regulation of corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.
Because the Shares are publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and NYSE-ARCA, have in recent years issued new requirements and regulations, most notably the Sarbanes-Oxley Act of 2002. From time to time, since the adoption of the Sarbanes-Oxley Act of 2002, these authorities have continued to develop additional regulations or interpretations of existing regulations. Our ongoing efforts to comply with these regulations and interpretations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities.
We are responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control system is designed to provide reasonable assurance to its management and its board of directors regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.
We assessed the effectiveness of our internal control over financial reporting as of December 31, 2009. Based on the assessment, we believe that, as of December 31, 2009, its internal control over financial reporting is effective.

The Net Asset Value Calculation of the Master Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.
Calculating the net asset value of the Master Fund (and, in turn, the Fund) includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the net asset value of the Master Fund reflects the settlement price of open commodity futures contracts on the date when the net asset value is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the Master Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the Net Asset Value of the Master Fund (and, in turn, the Fund) could be under or overstated, perhaps to a significant degree.

BREAK-EVEN ANALYSIS
The “Breakeven Table” below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Shares during the first twelve months of ownership. The total estimated cost and expense load of the Shares is expressed as a percentage of $25.08 (being the closing trading price of the Shares on March 31, 2010). Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Shares may differ.
Breakeven Table

	Shares of the Fund(1)		Basket(2)
Expense	$	%	$	%
Underwriting Discount(3)	$0.00	0%	$0.00	0%
Management Fee(4)	$0.213	0.85%	$10,659	0.85%
Organization and Offering Expense Reimbursement (5)	$0.00	0.00%	$0.00	0.00%
Brokerage Commissions and Fees(6)	$0.060	0.24%	$3,010	0.24%
Routine Operational, Administrative and Other Ordinary Expenses(7)(8)	$0.00	0.00%	$0.00	0.00%
Interest Income(9)	$(0.035)	-0.14%	$1,756	-0.14%
12-Month Breakeven (continuous Offering	$(0.238)	-0.95%	$(11,913)	-0.95%

1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month-end net asset value and is based on $25.08 as the net asset value per share. See “Fees and Charges” on page 35 for an explanation of the expenses included in the “Breakeven Table.”

2.	The breakeven analysis set forth in this column assumes that Baskets have a constant month-end net asset value and is based on $1,254,000 as the net asset value per Basket. See “Fees and Charges” on page 35 for an explanation of the expenses included in the “Breakeven Table.”

3.	No upfront selling commissions are charged to Shares sold during the continuous offering period, but it is expected that investors will be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

4.	From the Management Fee, the managing owner will be responsible for paying the fees and expenses of any third party responsible for marketing and or distribution of the Fund, including, but not limited to, the Distributor.

5.	All organizational and offering costs incurred in connection with organizing the Index Fund and the Master Fund and the offering of the Shares will be borne by GreenHaven LLC, a limited liability company organized in the State of Georgia which is the sole member of the Managing Owner.

6.	The costs to the fund for brokerage commissions and trading fees will vary by the broker or brokers involved to execute specific contracts for the funds interest. The managing owner expects to pay rates that are commensurate with the going market rate for commissions and brokerage. The costs to the fund will also be subject to the trading frequency of the fund.

7.	Routine operational, administrative and other ordinary expenses are paid by the Managing Owner include, but are not limited to, annual audit, accounting, and fund administration and other fund expenses that are fixed in amount and not charged as a percentage of net asset value.

8.	In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transactions fees are de minims in amount, are charged on a transaction-by transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

9.	Interest income currently is estimated to be earned at a rate of 0.14%, based upon the March 31, 2010 yield on 90 day Treasury Bills.

10.	It is expected that interest income, as stated in footnote 9 above, will not exceed the fees and costs incurred by the fund over a 12 month period. Therefore, the fund needs to generate gains of at least 0.95% to break even in a 12 month period.

11.	Investors may pay customary brokerage commissions in connection with purchases of Shares during the continuous offering period. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the breakeven table. Investors are encouraged to review terms of their brokerage commissions have not been included in the breakeven table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.
The “Breakeven Table,” as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its net asset value, other than (i) administrative expenses (which are assumed for purposes of the “Breakeven Table” to equal the maximum estimated percentage of the average beginning of month net asset value) and (ii) brokerage commissions.
PERFORMANCE
From inception to March 31, 2010
PAST PERFORMANCE RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Name of Pool: GreenHaven Continuous Commodity Index Master Fund
Type of Pool: Publicly offered Commodity Pool Listed on NYSE-ARCA
Inception of Fund: January 23, 2008
First Day of Public Trading: January 24, 2008
Aggregate Subscriptions: $350,736,274 through March 31, 2010.
Current Net Asset Value: $239,418,500 at March 31, 2010.
Largest monthly draw-down: 18.24% October 2008
Worst peak to valley draw-down: 43.33% June 2008-February 2009

Date	Month	NAV	Rate of Return
1/23/2008	Inception	$30.00	—
1/31/2008	January	$31.65	5.50%
2/29/2008	February	$35.41	11.88%
3/31/2008	March	$32.46	-8.33%
4/30/2008	April	$33.49	3.17%
5/31/2008	May	$33.77	0.84%
6/30/2008	June	$36.83	9.06%
7/31/2008	July	$33.71	-8.47%
8/31/2008	August	$31.65	-6.11%
9/30/2008	September	$27.74	-12.35%
10/31/2008	October	$22.68	-18.24%
11/28/2008	November	$22.03	-2.87%
12/31/2008	December	$21.92	-0.50%
2008	Total Performance		-26.93%

Date	Month	NAV	Rate of Return
1/30/2009	January	$21.80	-0.55%
2/27/2009	February	$20.87	-4.27%
3/31/2009	March	$21.73	4.12%
4/30/2009	April	$21.69	-0.18%
5/29/2009	May	$24.21	11.62%
6/30/2009	June	$22.73	-6.11%
7/31/2009	July	$23.44	3.12%
8/30/2009	August	$23.19	-1.07%
9/30/2009	September	$23.89	3.02%
10/30/2009	October	$24.94	4.40%
11/30/2009	November	$26.09	4.61%
12/31/2009	December	$26.22	0.50%
	Total Performance		19.62%
1/29/2010	January	$25.09	-4.31%
2/26/2010	February	$25.67	2.31%
3/31/2010	March	$25.07	-2.34%
	YTD Performance a/o 3/31/2010		-4.386%
The Fund started trading and commenced the Continuous Offering Period on January 24, 2008. The Fund’s results are verified by the Fund’s Administrator. The Managing Owner will provide audited reports to shareholders annually. Quarterly results for the period ending in March, June, and September, and annual reports as of December can be accessed online at http://www.sec.gov and the Fund’s website, http://www.greenhavenfunds.com. The Fund’s quarterly and annual results are filed in the form 10Q and 10K, respectively, with the Securities and Exchange Commission.

THE FUND AND MASTER FUND
The GreenHaven Continuous Commodity Index Fund, or the Fund, was formed as a Delaware statutory trust on October 27, 2006. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances).
The GreenHaven Continuous Commodity Index Master Fund, or the Master Fund, was formed as a Delaware statutory trust on October 27, 2006. The Master Fund issues common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. The term of the Master Fund is perpetual (unless terminated earlier in certain circumstances).
The principal offices of the Fund and the Master Fund are located at c/o GreenHaven Commodity Services LLC, 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, and its telephone number is (404) 239-7938.
The Fund invests substantially all of its assets in the Master Fund in a master-feeder structure. The Fund holds no investment assets other than Master Fund Units. The Master Fund is wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund correlates with a Master Fund Unit issued by the Master Fund and held by the Fund.
Under the Trust Declaration of the Fund and the Master Fund, CSC Trust Company of Delaware, the Trustee of the Fund and the Master Fund, has delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and the Master Fund and has duties and liabilities to the Fund and the Master Fund.

THE INDEX
Thomson Reuters America LLC is the owner, publisher, and custodian of the Continuous Commodity Total Return Index — Total Return (CCI-TR or Index) which represents a total return version of the underlying commodities of the ninth revision (as of 1995-2005) of the original Commodity Research Bureau (CRB) Index. The CCI-TR is not the CRB Index. The Index is widely viewed as a broad measure of overall commodity price trends because of the diverse nature of the Index’s constituent commodities. The Index is calculated to produce an unweighted geometric mean of the individual commodity price relatives, i.e., a ratio of the current price to the base year average price. The base year of the Continuous Commodity Index (CCI) is 1967 with a starting value of 100. The base year for the CCI-TR is 1982, with a starting value of 100.
The Index is not the Thomson Reuters/Jefferies CRB Index (the “CRB Index”). The Index continued to be calculated using the ninth revision formula; the ninth revision is not the most recent revision of the CRB Index. In 2005, the CRB Index was revised for a tenth time, and is currently known as the Thomson Reuters/Jeffries CRB Index. The Funds are based on a total return version of the underlying commodities of the Continuous Commodity Index. The Index, both as it existed in 1995-2005 and in its current form as a basis for Fund performance, is materially different from the current CRB Index.
The Index is calculated to offer investors a representation of the investable returns that an investor should expect to receive by attempting to replicate the CCI index by buying the respective commodity futures and collateralizing their investment with United States Government securities, (i.e., 90 day T-Bills). The Index takes into account the economics of rolling listed commodity futures forward to avoid delivery and maintain exposure in liquid contracts.
The Index is notionally composed of commodity futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid the delivery process and maintain a long futures position, contracts nearing a delivery date must be sold and contracts that have not yet reached delivery must be purchased. This process is known as “rolling” a futures position. An index, such as the Index, is commonly known as a “rolling index” because it replaces futures contracts as they approach maturity by notionally selling and purchasing off-setting contracts to avoid delivery and maintain exposure in liquid contracts.
The Index is an equal weight commodity index. By its very structure an evenly-weighted index will provide broader exposure than one that is not evenly-weighted. To the extent that an index is over-weighted in a particular commodity class, such as energy, that index will reflect the energy sector more than it will the broad commodity universe.
The table below indicates the constituent commodities, the allowed contracts, their index weighting and the sector weighting within the Index.

Commodity	Allowed Contracts	Exchanges*	Index Weight	Sector Weight
Crude Oil	All 12 calendar months	NYMEX	5.88%	Energy 17.64%
Heating Oil	All 12 calendar months	NYMEX	5.88%
Natural Gas	All 12 calendar months	NYMEX	5.88%
Corn	March, May, July, September, December	CBOT	5.88%	Grains 17.64%
Wheat	March, May, July, September, December	CBOT	5.88%
Soybeans	January, March, May, July, August, November	CBOT	5.88%
Live Cattle	February, April, June, August, October, December	CME	5.88%	Livestock 11.76%
Lean Hogs	February, April, June, July, August, October, December	CME	5.88%
Sugar	March, May, July, October	NYBOT	5.88%	Softs 29.40%
Cotton	March, May, July, December	NYBOT	5.88%
Coffee	March, May, July September, December	NYBOT	5.88%
Cocoa	March, May, July September, December	NYBOT	5.88%
Orange Juice	January, March, May, July, September, November	NYBOT	5.88%
Gold	February, April, June, August, December	NYMEX	5.88%	Metals 23.52%
Silver	March, May, July September, December	NYMEX	5.88%
Platinum	January, April, July, October	NYMEX	5.88%
Copper	March, May, July September, December	NYMEX	5.88%

*	This column of the chart refers to the exchanges in which the standard futures contracts trade. The column is not intended to be an exhaustive list of all the exchanges in which a standard futures contract is traded, including foreign exchanges.

Each of the constituent commodities may trade as standard futures contracts on other exchanges, including, foreign exchange; however, the Master Fund will not engage in the purchase or sale of any standard constituent commodity traded on a foreign exchange.
The Fund and the Master Fund will not engage in the purchase of any forward, swap or other non-exchange traded instruments.
The total return version of the CCI index is calculated by Thomson Reuters America LLC. It is calculated to offer investors a fair representation of the returns that would be realized by an investment in the underlying commodities that are included in the CCI index on a fully collateralized basis.

Tabular Performance of the CCI-TR since January 1, 1982 using month-end data provided by Thomson Reuters.
CCI Total Return Historical Prices (Monthly)
Tabular Performance

29-Jan-82	101.34	31-Jan-85	103.27	29-Jan-88	124.46	31-Jan-91	151.18	31-Jan-94	159.78	31-Jan-97	212.80	31-Jan-00	182.49	31-Jan-03	212.14	31-Jan-06	317.12
26-Feb-82	97.88	28-Feb-85	99.17	29-Feb-88	121.18	28-Feb-91	153.90	28-Feb-94	160.80	28-Feb-97	217.12	29-Feb-00	181.60	28-Feb-03	210.43	28-Feb-06	307.27
31-Mar-82	95.25	29-Mar-85	103.90	31-Mar-88	127.08	28-Mar-91	154.35	31-Mar-94	162.09	31-Mar-97	221.21	31-Mar-00	186.68	31-Mar-03	200.92	31-Mar-06	314.70
30-Apr-82	96.80	30-Apr-85	101.06	29-Apr-88	128.08	30-Apr-91	153.43	29-Apr-94	161.89	30-Apr-97	224.26	28-Apr-00	184.96	30-Apr-03	201.16	28-Apr-06	328.56
28-May-82	93.93	31-May-85	98.95	31-May-88	134.02	31-May-91	152.96	31-May-94	170.00	30-May-97	227.67	31-May-00	195.03	30-May-03	204.61	31-May-06	328.29
30-Jun-82	92.81	28-Jun-85	96.93	30-Jun-88	138.37	28-Jun-91	149.72	30-Jun-94	169.55	30-Jun-97	220.61	30-Jun-00	195.06	30-Jun-03	202.54	30-Jun-06	329.34
30-Jul-82	93.17	31-Jul-85	97.80	29-Jul-88	132.59	31-Jul-91	154.80	29-Jul-94	172.93	31-Jul-97	224.71	31-Jul-00	192.53	31-Jul-03	203.40	31-Jul-06	333.17
31-Aug-82	95.18	30-Aug-85	98.97	31-Aug-88	132.63	30-Aug-91	152.99	31-Aug-94	169.51	29-Aug-97	226.65	31-Aug-00	198.89	29-Aug-03	210.55	31-Aug-06	330.53
30-Sep-82	93.88	30-Sep-85	100.66	30-Sep-88	128.43	30-Sep-91	156.77	30-Sep-94	169.57	30-Sep-97	227.92	29-Sep-00	200.19	30-Sep-03	210.87	29-Sep-06	313.11
29-Oct-82	96.53	31-Oct-85	103.64	31-Oct-88	134.88	31-Oct-91	160.40	31-Oct-94	170.16	31-Oct-97	227.01	31-Oct-00	196.31	31-Oct-03	214.61	31-Oct-06	323.58
30-Nov-82	98.58	29-Nov-85	104.85	30-Nov-88	139.34	29-Nov-91	158.33	30-Nov-94	166.41	28-Nov-97	224.59	30-Nov-00	203.55	26-Nov-03	215.63	30-Nov-06	342.86
31-Dec-82	98.44	31-Dec-85	106.03	30-Dec-88	144.35	31-Dec-91	152.25	30-Dec-94	172.50	31-Dec-97	219.56	29-Dec-00	203.47	31-Dec-03	222.14	29-Dec-06	331.29
31-Jan-83	103.24	31-Jan-86	102.07	31-Jan-89	141.62	31-Jan-92	152.62	31-Jan-95	167.63	31-Jan-98	224.10	31-Jan-01	200.87	30-Jan-04	229.67	31-Jan-07	330.62
28-Feb-83	98.56	28-Feb-86	98.26	28-Feb-89	144.01	28-Feb-92	150.99	28-Feb-95	170.77	27-Feb-98	217.32	28-Feb-01	199.37	27-Feb-04	241.16	28-Feb-07	342.83
31-Mar-83	102.16	31-Mar-86	97.97	31-Mar-89	145.51	31-Mar-92	151.55	31-Mar-95	173.78	31-Mar-98	218.08	30-Mar-01	189.30	31-Mar-04	249.10	30-Mar-07	341.39
29-Apr-83	104.58	30-Apr-86	100.60	28-Apr-89	146.19	30-Apr-92	149.17	28-Apr-95	176.61	30-Apr-98	215.22	30-Apr-01	192.80	30-Apr-04	239.12	30-Apr-07	335.77
31-May-83	108.48	30-May-86	97.33	31-May-89	142.61	29-May-92	152.77	31-May-95	176.38	29-May-98	207.33	31-May-01	188.39	28-May-04	243.59	31-May-07	339.705
30-Jun-83	107.15	30-Jun-86	96.02	30-Jun-89	146.79	30-Jun-92	153.52	30-Jun-95	174.40	30-Jun-98	203.41	29-Jun-01	183.78	30-Jun-04	234.32	29-Jun-07	339.29
29-Jul-83	111.80	31-Jul-86	96.09	31-Jul-89	142.60	31-Jul-92	151.05	31-Jul-95	176.39	31-Jul-98	195.17	31-Jul-01	182.33	30-Jul-04	235.75	31-Jul-07	349.84
31-Aug-83	113.31	29-Aug-86	102.70	31-Aug-89	144.06	31-Aug-92	147.35	31-Aug-95	180.43	31-Aug-98	183.20	31-Aug-01	178.58	31-Aug-04	243.06	31-Aug-07	339.34
30-Sep-83	110.20	30-Sep-86	103.82	29-Sep-89	144.97	30-Sep-92	147.89	29-Sep-95	181.67	30-Sep-98	188.69	28-Sep-01	170.11	30-Sep-04	249.04	28-Sep-07	367.75
31-Oct-83	106.39	31-Oct-86	104.31	31-Oct-89	144.75	30-Oct-92	145.91	31-Oct-95	183.18	30-Oct-98	188.01	31-Oct-01	165.99	29-Oct-04	248.86	31-Oct-07	373.06
30-Nov-83	109.27	28-Nov-86	103.81	30-Nov-89	147.55	30-Nov-92	148.41	30-Nov-95	184.92	30-Nov-98	180.37	30-Nov-01	170.96	30-Nov-04	253.96	30-Nov-07	368.91
30-Dec-83	111.16	31-Dec-86	104.80	29-Dec-89	150.98	31-Dec-92	147.44	29-Dec-95	187.77	31-Dec-98	174.47	28-Dec-01	168.51	31-Dec-04	249.80	31-Dec-07	388.29
31-Jan-84	110.00	30-Jan-87	107.23	31-Jan-90	155.48	29-Jan-93	144.22	31-Jan-96	193.04	29-Jan-99	171.56	31-Jan-02	164.83	31-Jan-05	250.91	31-Jan-08	411.15
29-Feb-84	111.46	27-Feb-87	106.00	28-Feb-90	158.05	26-Feb-93	145.81	29-Feb-96	196.45	26-Feb-99	163.26	28-Feb-02	167.85	28-Feb-05	269.04	29-Feb-08	459.94
30-Mar-84	116.15	31-Mar-87	107.87	30-Mar-90	159.10	31-Mar-93	151.90	29-Mar-96	201.72	31-Mar-99	170.85	29-Mar-02	178.98	31-Mar-05	276.15	31-Mar-08	419.58
30-Apr-84	114.17	30-Apr-87	115.54	30-Apr-90	162.61	30-Apr-93	153.95	30-Apr-96	209.92	30-Apr-99	169.20	30-Apr-02	174.76	29-Apr-05	267.03	30-Apr-08	432.82
31-May-84	116.20	29-May-87	116.74	31-May-90	162.60	28-May-93	153.73	31-May-96	210.32	28-May-99	165.19	31-May-02	177.87	31-May-05	264.15	30-May-08	436.36
29-Jun-84	112.18	30-Jun-87	116.95	29-Jun-90	158.82	30-Jun-93	152.79	28-Jun-96	208.80	30-Jun-99	167.21	28-Jun-02	179.55	30-Jun-05	268.09	30-June-08	475.72
31-Jul-84	103.00	31-Jul-87	119.23	31-Jul-90	160.55	30-Jul-93	158.83	31-Jul-96	205.26	30-Jul-99	165.29	31-Jul-02	182.26	26-Jul-05	270.29	31-Jul-08	434.38
31-Aug-84	107.59	31-Aug-87	117.97	31-Aug-90	163.58	31-Aug-93	156.42	30-Aug-96	212.64	31-Aug-99	171.44	30-Aug-02	188.45	31-Aug-05	276.75	30-Aug-08	407.25
28-Sep-84	105.27	30-Sep-87	118.36	28-Sep-90	168.59	30-Sep-93	154.52	30-Sep-96	209.55	30-Sep-99	177.22	30-Sep-02	192.98	30-Sep-05	289.08	30-Sep-08	355.30
31-Oct-84	106.20	30-Oct-87	119.00	31-Oct-90	161.51	29-Oct-93	153.92	31-Oct-96	204.28	29-Oct-99	175.05	31-Oct-02	194.72	31-Oct-05	285.12	31-Oct-08	288.96
30-Nov-84	104.62	30-Nov-87	124.75	30-Nov-90	159.48	30-Nov-93	152.67	29-Nov-96	211.48	30-Nov-99	176.49	29-Nov-02	195.84	30-Nov-05	289.17	28-Nov-08	279.58
31-Dec-84	101.03	31-Dec-87	124.41	31-Dec-90	158.64	31-Dec-93	156.48	31-Dec-96	210.35	31-Dec-99	178.07	31-Dec-02	199.55	21-Dec-05	299.14	31-Dec-08	277.53

31-Jan-09	277.32	27-Feb-09	275.21	31-Mar-09	262.70	30-Apr-09	272.62	29-May-09	271.52	30-Jun-09	302.54	31-Jul-09	248.18	31-Aug-09	288.18	30-Sep-09	296.28
30-Oct-09	308.74	30-Nov-09	322.67	31-Dec-09	323.90	29-Jan-10	309.71	26-Feb-10	316.72	31-Mar-10	309.01

Values of the underlying Index are computed by Thomson Reuters America, LLC, and disseminated by NYSE-ARCA every fifteen (15) seconds during the trading day. Only settlement and last-sale prices are used in the Index’s calculation, bids and offers are not recognized — including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying Index may lag its theoretical value. This tendency to lag is evident at the end of the day when the Index value is based on the settlement prices of the component commodities, and explains why the underlying Index often closes at or near the high or low for the day.
Calculating Total Return
Thomson Reuters America LLC is the owner, custodian, and calculating agent for the Index. The Index is calculated using the following three variables:
1. The CCI cash index and its daily return; The CCI is a geometric average of 17 commodities multiplied by a constant factor. The index is calculated by first, averaging the prices of the valid contract months for each day for each included commodity. The average prices of all commodities are then multiplied and the seventeenth root of the number is taken as the raw index value. This raw index value is multiplied by 0.8486, which is the adjustment factor necessitated by the index’s July 20, 1987 change over from 26 commodities to 21 commodities. The resulting value is divided by 30.7766, which is the 1967 base year average for these 17 commodities. Finally, this result is multiplied by 100 in order to convert the index into percentage terms.
CCI = {Geometric Average (PRICES) /30.7766} x 0.8486 x 100
2. The second Friday in January, February, April, June, August, and November are the roll dates for the CCI Total Return Index. On these dates, two sets of prices are considered — one from the window of the expiring month contract and another from the next contract month window. The ratio of the two index values is the roll ratio. Each index value in the subsequent contract month, is multiplied by the value of the ratio. The roll ratio is determined on the roll date and then is multiplied to each of the index value for that contract month. The index treated by multiplying the CCI with the roll ratio is called the CCI — Roll Return Index or CCI Continuous Contract Index.
Roll Ratio = Index Value (nearby month)/Index value (deferred Month), on the date.
3. The CCI Total Return Index has a starting value of 100 on January 1st 1982. This index is compounded daily by multiplying the previous day value with change in CCI Index on that day and 90 days T-Bill yield for a single day. Monday’s T-Bill yield is used for 3 days because of the interest earned by the collateral over the Weekend
i.	CCI Total Return Index = 100 x (1+ Continuous Daily Return + T-Bill return for one day), beginning January 1, 1982

ii.	Continuous Daily return = {CCI Continuous Contract Index / CCI Continuous Contract Index(t-1}— 1

iii.	T-Bill return for one day = {[1/(1-(91/360) x T-Bill Rate t-1)]^(l/91)}-1
Daily Range
The CCI high and low will be the highest and lowest quoted CCI value each day. Since prices may change during any given interval, the CCI may miss the actual or theoretical high or low for the day. Actual high and low are defined as the highest and lowest possible CCI value given all prices arrive in real time and the CCI is recalculated for each new price. Theoretical high and low are defined as the CCI value obtained by calculating the CCI from the daily high and low for each CCI-TR eligible contract.

Eligible Contracts

Commodity	Allowed Contracts
Crude Oil	All 12 calendar months
Heating Oil	All 12 calendar months
Natural Gas	All 12 calendar months
Corn	March, May, July, September, December
Wheat	March, May, July, September, December
Soybeans	January, March, May, July, August, November
Live Cattle	February, April, June, August, October, December
Lean Hogs	February, April, June, July, August, October, December
Sugar	March, May, July, October
Cotton	March, May, July, December
Coffee	March, May, July September, December
Cocoa	March, May, July September, December
Orange Juice	January, March, May, July, September, November
Gold	February, April, June, August, December
Silver	March, May, July September, December
Platinum	January, April, July, October
Copper	March, May, July September, December
CCI-TR Eligible — Those contracts which are allowed for the commodity and expire up through 6 calendar months from the next roll date, set as the 2nd Friday of January, February, April, June, August, and November except that there shall be a minimum of two contract months for each commodity (add contracts beyond the six month window, if necessary).
Furthermore, there shall be a maximum of five contract months for each commodity (drop the most deferred contracts to remain at five, if necessary).
Interruption of Index Calculation: Calculation of the Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of Reuters or the Managing Owner. Additionally, calculation of the Index may also be disrupted by an event that would require Reuters to calculate the closing price in respect of the relevant commodity on an alternative basis.
INVESTMENT OBJECTIVE
Investment Objective
The investment objective of the Fund and the Master Fund is to reflect the performance of the Index, over time, less the expenses of the operations of the Fund and the Master Fund.
The Fund pursues its investment objective by investing substantially all of its assets in the Master Fund. The Master Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities.
The Master Fund holds a portfolio of futures contracts on the Index Commodities as well as cash and United States Treasury securities for deposit with the Master Fund’s Commodity Brokers as margin and other high credit quality short-term fixed income securities. The Master Fund’s portfolio is traded with a view to reflecting the performance of the Index over time, whether the Index is rising, falling or flat over any particular period. The Master Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Master Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Index, the Managing Owner may adjust the Portfolio on a daily basis to conform to periodic changes in the identity and/or relative weighting of the Index Commodities. The Managing Owner aggregates certain of the adjustments and makes changes to the portfolio in the case of significant changes to the Index.

There can be no assurance that the Fund or the Master Fund will achieve its investment objective or avoid substantial losses. The Master Fund has limited trading and performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units.
Role of Managing Owner
The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund and the Master Fund.
Specifically, with respect to the Fund and the Master Fund, the Managing Owner:
(i)	selects the Trustee, administrator, distributor and auditor;

(ii)	negotiates various agreements and fees; and

(iii)	performs such other services as the Managing Owner believes that the Fund and the Master Fund may from time-to-time require.
Specifically, with respect to the Master Fund, the Managing Owner:
(i)	selects the Commodity Broker; and

(ii)	monitors the performance results of the Master Fund’s portfolio and reallocates assets within the portfolio with a view to causing the performance of the Master Fund’s portfolio to track that of the Index over time.
The Managing Owner and its trading principals have a limited history operating a commodity pool or managed a commodity trading account. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the CFTC and was approved as a member of the NFA as of November 15, 2006.
The principal office of the Managing Owner is located at 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326. The telephone number of the Managing Owner is (404) 239-7938.
WHO MAY SUBSCRIBE
Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between the Fund and the Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Fund. See “Creation and Redemption of Shares” for more details.
CREATION AND REDEMPTION OF SHARES
The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 50,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.
The Master Fund will create and redeem Master Fund Units from time-to-time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 50,000 Master Fund Units. Master Unit Baskets may be created or redeemed only by the Fund. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Investors will not be permitted to purchase Baskets from Authorized Participants. To become an Authorized Participant, a person must enter into a Participant Agreement with the Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner and the Distributor without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Fund of $500 per order to create or redeem Baskets. In turn, the Fund pays this transaction fee to the Master Fund, which then pays such fee to the Administrator. Authorized Participants who purchase Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.
Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”
Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and regulated by the NASD, or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.
Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Administrator has agreed to reimburse the Authorized Participants, solely from and to the extent of the Master Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.
The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Fund’s Trust Declaration and the form of Participant Agreement for more detail. The Fund’s Trust Declaration and the form of Participant Agreement are filed as exhibits to the registration statement of which this prospectus is a part.
Creation Procedures
On any business day, an Authorized Participant may place an order with the Distributor to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.
Determination of required payment
The total payment required to create each Basket is the Net Asset Value of 50,000 Shares as of the closing time of NYSE-ARCA or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the purchase order date. Baskets will be issued as of 12:00pm, New York time, on the Business Day immediately following the purchase order date at Net Asset Value per Share as of the closing time of NYSE-ARCA or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the purchase order date during the continuous offering period, but only if the required payment has been timely received.
Because orders to purchase Baskets must be placed by 10:00 a.m., New York time, but the total payment required to create a Basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The Fund’s Net Asset Value and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of purchase orders
The Administrator may reject a purchase order if:
(i)	it determines that the purchase order is not in proper form;

(ii)	the Managing Owner believes that the purchase order would have adverse tax consequences to the Fund or its Shareholders; or

(iii)	circumstances outside the control of the Managing Owner or the Distributor make it, for all practical purposes, not feasible to process creations of Baskets.
The Distributor and the Managing Owner will not be liable for the rejection of any purchase order.
Redemption Procedures
The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Distributor to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. Individual Shareholders may not redeem directly from the Fund.
By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than 12:00pm, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.
Determination of redemption proceeds
The redemption proceeds from the Fund consist of the cash redemption amount equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of the NYSE-ARCA or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at 12:00pm, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.
Delivery of redemption proceeds
The redemption proceeds due from the Fund is delivered to the Authorized Participant at 12:00pm, New York time, on the business day immediately following the redemption order date if, by such time, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Distributor receives the fee applicable to the extension of the redemption distribution date which the Distributor may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 12:00pm, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Distributor is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 12:00pm, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Distributor and the Managing Owner may from time-to-time agree upon.

Suspension or rejection of redemption orders
The Distributor may, in its discretion, and will when directed by the Managing Owner, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. Neither the Distributor nor the Managing Owner will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
The Distributor will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.
Creation and Redemption Transaction Fee
To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Fund of $500 per order to create or redeem Baskets. In turn, the Fund pays this transaction fee to the Master Fund, which then pays such fee to the Administrator. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Administrator with consent from the Managing Owner. The Administrator must notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of the notice.
THE COMMODITY BROKER
A variety of executing brokers may execute futures transactions on behalf of the Master Fund. The Master Fund has designated Morgan Stanley & Co. Incorporated (“MS&Co.”), a Delaware corporation, to serve as clearing broker to which the executing brokers give-up all such transactions.
MS&Co. is a wholly-owned subsidiary of Morgan Stanley (“MS”), a Delaware holding company. MS files periodic reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, which include current descriptions of material litigation and material proceedings and investigations, if any, by governmental and/or regulatory agencies or self-regulatory organizations concerning MS and its subsidiaries, including MS&Co. As a consolidated subsidiary of MS, MS&Co. does not file its own periodic reports with the SEC that contain descriptions of material litigation, proceedings and investigations. As a result, we refer you to review the “Legal Proceedings” section of MS’s SEC 10-K filings for 2009,2008, 2007, 2006, and 2005.
In addition to the matters described in those filings, in the normal course of business, each of MS and MS&Co. has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Each of MS and MS&Co. is also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including MS and MS&Co.
MS&Co. is a Delaware corporation with its main business office located at 1585 Broadway, New York, New York 10036. Among other registrations and memberships, MS&Co. is registered as a futures commission merchant and is a member of the National Futures Association.
Effective on or about April 1, 2007 Morgan Stanley DW Inc. (“MSDW”) was merged into Morgan Stanley & Co. Incorporated (“MS&Co.”), which has assumed all of the responsibilities of MSDW. For purposes of clarity, however, MSDW’s litigation disclosure will be retained and listed separately, in relevant part, until the fifth anniversary of the date of each specific disclosure item in the MSDW sub-section.
MS&Co. is a wholly-owned subsidiary of Morgan Stanley (“MS”), a Delaware holding company. MS files periodic reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, which include current descriptions of material litigation and material proceedings and investigations, if any, by governmental and/or regulatory agencies or self-regulatory organizations concerning MS and its subsidiaries, including MS&Co. As a consolidated subsidiary of MS, MS&Co. does not file its own periodic reports with the SEC that contain descriptions of material litigation, proceedings and investigations. As a result, we refer you to the “Legal Proceedings” section of MS’s SEC 10-K filings for 2009, 2008, 2007, 2006, 2005 and 2004.

During the preceding five years, the following administrative, civil, or criminal actions pending, on appeal or concluded against MS&Co. or any of its principals are material within the meaning of CFTC Rule 4.24(l)(2) or 4.34(k)(2):
Morgan Stanley DW Inc.
In the normal course of business, MSDW was involved in numerous legal actions, including arbitrations, class actions, and other litigation. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. MSDW was also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which have resulted and may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including MSDW.
On July 14, 2003, the Massachusetts Securities Division filed an administrative complaint alleging that MSDW filed false information in response to an inquiry from the Massachusetts Securities Division pertaining to mutual fund sales practices. On August 11, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that MSDW failed to make disclosures of incentive compensation for proprietary and partnered mutual fund transactions. On November 25, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that a former branch manager engaged in securities fraud and dishonest conduct in promoting the sales of proprietary mutual funds. On May 24, 2004, the presiding hearing officer granted MSDW’s motion to dismiss all claims relating to MSDW’s differential compensation practices and its receipt of remuneration from third-party fund families, holding that these practices did not violate any state law or regulation. Regarding the Massachusetts Securities Division’s complaint filed on July 14, 2003, MSDW waived its right to a hearing and agreed to pay an administrative fine of $25,000 on September 27, 2004. Regarding the Massachusetts Securities Division’s complaints filed on August 11, 2003 and November 25, 2003, hearings were concluded on December 20, 2004. On March 27, 2005 the hearing officer issued two decisions dismissing all charges against MSDW and the branch manager. On April 7, 2005, the Massachusetts Securities Division filed a Motion for Reconsideration of the hearing officer’s decisions to dismiss all charges against MSDW and the branch manager. On August 24, 2005, the hearing officer denied the Massachusetts Securities Division’s motion for reconsideration as to the branch manager, not having yet ruled upon the motion as to MSDW.
In fiscal 2004, MSDW discovered irregularities in the accounts of certain clients of Carlos Soto, a former registered representative in its San Juan, Puerto Rico branch. Mr. Soto stated that, with respect to certain clients, he had raised some funds by making misrepresentations, issuing false account statements and diverting some funds to accounts he controlled. MSDW promptly notified regulators and law enforcement. On December 9, 2004, MSDW reached a final settlement with the New York Stock Exchange to resolve this matter (see December 2004 matter).
On June 17, 2004, the New Hampshire Bureau of Securities Regulation filed a petition for relief against MSDW alleging, among other things, that a former representative solicited certain customers to purchase certain unregistered, non-exempt securities, that certain managers promoted the sale of proprietary mutual funds and other products by the use of certain “sales contests” and that MSDW failed to disclose the alleged material fact of such contests. On April 7, 2005, MSDW entered into a consent agreement with the New Hampshire Bureau of Securities Regulation. MSDW agreed to a $425,000 fine, a cease and desist order, to pay $10,000 for the cost of investigation, and to comply with a variety of undertakings, including requirements to retain an independent consultant to review certain compliance and policy procedures, provide rescission with respect to certain transactions, and notify New Hampshire residents of certain rights with respect to arbitration agreements.
In December 2004, the New York Stock Exchange brought an administrative action (relating to the Carlos Soto matter noted above and misconduct by a separate former employee of the firm) against MSDW and its affiliate MS&Co. alleging violations by MSDW and/or MS&Co. of (1) New York Stock Exchange Rule 342 by failing to provide for appropriate supervision of certain business activities and by failing to provide for proper implementation of adequate systems and procedures to ensure adequate supervision of certain customer accounts; (2) New York Stock Exchange Rule 405 by failing to use due diligence concerning accounts handled by two registered representatives; and (3) New York Stock Exchange Rule 440 and Regulation 240.17A-3 of the Securities Exchange Act by failing to maintain complete and accurate books and records related to this matter. Without admitting or denying guilt, MSDW and MS&Co. consented to a censure and a fine of $6 million which was accepted by a hearing panel of the New York Stock Exchange on December 9, 2004.

In 2004, the New York Stock Exchange brought an administrative action against MSDW and MS&Co. alleging violations by MSDW and/or MS&Co. of (1) New York Stock Exchange Rules 401 and 476(a)(6) by failing to ensure delivery of prospectuses in connection with certain sales of securities; (2) New York Stock Exchange Rule 476(a)(11) by failing to timely and accurately file daily program trade reports; (3) New York Stock Exchange Rule 440b and SEC Regulation 10a-1 of the Securities Exchange Act by erroneously executing certain sell orders on a minus tick for securities in which MSDW held a short position; (4) New York Stock Exchange Rule 351 by failing to timely submit RE-3 in connection with certain matters; (5) New York Stock Exchange Rule 345 and Securities Exchange Act Regulations 17f-2 and 17a-3(12)(i) by hiring certain individuals subject to statutory disqualification and failing to file fingerprint cards for certain non-registered employees; (6) New York Stock Exchange Rule 123c by failing to comply with requirements concerning certain market-on-close and limit-on-close orders; (7) New York Stock Exchange Rule 472, 342.16 and 342.17 concerning supervision of certain incoming and/or outgoing communications; and (8) New York Stock Exchange Rule 342(a) and (b) by failing to reasonably supervise certain activities. MSDW and MS&Co. resolved the action by consenting, without admitting or denying guilt, to a censure, a fine of $13 million and a rescission offer to those clients who should have received a prospectus during the period from June 2003 to September 2004. A hearing panel of the New York Stock Exchange accepted this settlement on December 9, 2004.
In an acceptance, waiver and consent dated August 1, 2005, the National Association of Securities Dealers, Inc. found that MSDW Inc. violated the National Association of Securities Dealers, Inc.’s rules 3010 and 2110 by failing to establish and maintain a supervisory system, including written procedures, reasonably designed to review and monitor its fee-based brokerage business between January 2001 and December 2003. Without admitting or denying the allegations, MSDW consented to the described sanctions and findings. The firm was censured and fined $1.5 million, and agreed to the payment of restitution to 3,549 customers in the total amount of approximately $4,640,582, plus interest from December 31, 2003 until August 1, 2005.
On September 27, 2007, FINRA announced that MS&Co., on behalf of itself and as successor to Morgan Stanley DW Inc., entered into a Letter of Acceptance, Waiver and Consent to resolve charges filed by FINRA on December 19, 2006. In the Letter of Acceptance, Waiver and Consent, FINRA found that, among other things, MS&Co. provided inaccurate information regarding the existence of pre-September 11, 2001 emails and failed to provide such emails to arbitration claimants and regulators in response to discovery obligations and regulatory inquiries, failed adequately to preserve books and records, and failed to establish and maintain systems and written procedures reasonably designed to preserve required records and to ensure that it conducted adequate searches in response to regulatory inquiries and discovery requests. The Letter of Acceptance, Waiver and Consent also included findings that MS&Co. failed to provide arbitration claimants with updates to a supervisory manual when called for in discovery. FINRA found that MS&Co. violated Section 17(a) of the Exchange Act of 1934 and Rule 17a-4 thereunder, NASD Conduct Rules 2110, 3010 (a) and (b) and 3110, NASD Procedural Rule 8210 and Interpretative Material 10100 under the NASD Code of Arbitration Procedure. In the settlement, MS&Co. neither admitted nor denied these findings. The settlement established a $9.5 million fund for the benefit of potentially affected arbitration claimants to be administered by a third party at the expense of MS&Co. In addition, MS&Co. was censured and agreed to pay a $3 million regulatory fine and to retain an independent consultant to review its procedures for complying with discovery requirements in arbitration proceedings relating to MS&Co.’s retail brokerage operations.
On October 10, 2007, MS&Co., on behalf of itself and as successor to Morgan Stanley DW Inc., became the subject of an Order Instituting Administrative and Cease-And-Desist Proceedings by the SEC. The Order found that from as early as 2000 until 2006, MS&Co. failed to provide to its customers accurate and complete written trade confirmations for certain fixed income securities in violation of Rule 10b-10 under the Exchange Act, Section 15B(c)(1) of the Exchange Act and Rule G-15 of the Municipal Securities Rulemaking Board (MSRB). The Order censured MS&Co., ordered it to cease and desist from committing or causing any violations and any future violations of Rule 10b-10 under the Exchange Act, Section 15B(c)(1) of the Exchange Act, and MSRB Rule G-15, ordered MS&Co. to pay a $7.5 million penalty, and to retain an independent consultant to review MS&Co.’s policies and procedures. MS&Co. consented to the issuance of the Order without admitting or denying any of the SEC’s findings, except as to the SEC’s jurisdiction over the matter.

Morgan Stanley & Co. Incorporated
On June 2, 2009, MS executed a final settlement with the Office of the New York State Attorney General (“NYAG”) in connection with its investigation relating to the sale of auction-rate securities (“ARS”). MS agreed, among other things to: (1) repurchase at par illiquid ARS that were purchased by certain retail clients prior to February 13, 2008; (2) pay certain retail clients that sold ARS below par the difference between par and the price at which the clients sold the securities; (3) arbitrate, under special procedures, claims for consequential damages by certain retail clients; (4) refund refinancing fees to certain municipal issuers of ARS; and (5) pay a total penalty of $35 million. On August 13, 2008, MS reached an agreement in principle on substantially the same terms with the Office of the Illinois Secretary of State, Securities Department (on behalf of a task force of other states under the auspices of the North American Securities Administrators Association) that would settle their investigations into the same matters. A separate investigation of these matters by the SEC remains ongoing.
In connection with the MS&Co.’s role as either lead or co-lead underwriter in several in initial public offerings (“IPO”), the company has been exposed to both regulatory and civil proceedings. On January 25, 2005, MS&Co. announced a settlement with the Securities and Exchange Commission regarding allegations that it violated Rule 101 of Regulation M by attempting to induce certain customers that received shares in IPOs to place purchase orders for additional shares in the aftermarket. Under the terms of the settlement, MS&Co. agreed, without admitting or denying the allegations, to the entry of a judgment enjoining it from violating Rule 101 of Regulation M and the payment of a $40 million civil penalty. The court approved the settlement on February 4, 2005.
On May 12, 2006, the U.S. District Court for the District of Columbia (the “D.C. District Court”) entered Final Judgment effecting a settlement MS had reached with the SEC, the New York Stock Exchange, Inc. (“NYSE”) and the NASD relating to MS&Co.’s production of email in the research analyst and IPO investigations from December 2000 through at least July 2005. The complaint, filed by the SEC in the District Court on May 10, 2006, alleges that MS&Co. did not timely produce emails in response to those matters because it did not diligently search for back-up tapes containing responsive emails until 2005, and because it over-wrote back-up tapes potentially containing responsive email until at least December 2002. Without admitting or denying the allegations of the complaint, MS&Co. consented to (1) a permanent injunction barring future violations of §17(b) of the Exchange Act (which requires, among other things, that MS respond promptly to SEC subpoenas and requests) and the relevant regulations promulgated thereunder and (2) the payment of a $15 million civil penalty, $5 million of which will be paid to the NASD and NYSE.
On May 31, 2006, MS&Co. and MSDW consented, without admitting or denying the findings, to the entry of an order in which they were censured by the SEC for allegedly violating Section 17(a)(2) of the Securities Act by managing auctions for auction rate securities in ways that were not adequately disclosed or that did not conform to disclosed procedures. The order required that MS&Co. and MSDW cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) of the Securities Act, the payment of a civil money penalty of $1.5 million and to comply with certain additional undertakings.
On June 27, 2006, MS&Co. and MSDW consented, without admitting or denying the findings, to the entry of an order in which they were censured by the SEC for allegedly violating Section 15(f) of the Exchange Act of 1934 and Section 204A of the Investment Advisers Act of 1940 and paid a civil money penalty of $10 million. The SEC found that MS&Co. and MSDW failed to: (1) conduct any surveillance of a number of accounts and securities; (2) provide adequate guidance to personnel charged with conducting surveillance; (3) have adequate controls in place with respect to certain aspects of watch list maintenance. The SEC’s findings covered different areas from the 1997 through 2006 time period. The order also required that MS&Co. and MSDW comply with certain undertakings as described in the SEC’s order, which include retaining a qualified independent consultant to conduct a comprehensive review of their policies, practices and procedures relating to 15(f) of the Exchange Act of 1934 and Section 204A of the Investment Advisors Act of 1940 to determine the adequacy of such policies, practices and procedures and make appropriate recommendations.
MS&Co., nor any affiliate, officer, director or employee thereof have passed on the merits of this Memorandum or offering, or give any guarantee as to the performance or any other aspect of the Fund.

DESCRIPTION OF THE SHARES AND THE MASTER FUND UNITS;
CERTAIN MATERIAL TERMS OF THE TRUST DECLARATIONS
The following summary briefly describes in brief the Shares and the Master Fund Units and certain aspects of the operation of the Fund and the Master Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Fund and Master Fund and the material terms of the Declarations of Trust, each of which are substantially identical except as set forth below. Prospective investors should carefully review the Forms of Declarations of Trust filed as exhibits to the registration statement of which this prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the applicable Trust Declaration.
Description of the Shares and the Master Fund Units
The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. A Supplemental Listing Application has been made to list the Shares on the NYSE-ARCA under the symbol “GCC.”
The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 50,000 Shares, or Baskets. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.
The Fund will invest the proceeds of its offering of the Shares in the Master Fund. The Master Fund will issue common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. Master Fund Units may be purchased or redeemed on a continuous basis, but only by the Fund and only in blocks of 50,000 Master Fund Units, or Master Unit Baskets. The Master Fund is wholly-owned by the Fund and indirectly, by the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Principal Office; Location of Records
Each of the Fund and the Master Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund and Master Fund are managed by the Managing Owner, whose office is located 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, telephone: (404) 239-7938.
The books and records of the Fund and the Master Fund will be maintained as follows: all marketing materials and Basket creation and redemption books and records will be maintained at the offices of ALPS Distributors; Telephone number (303) 623-2577; certain financial books and records (including fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related document received from futures commission merchants will be maintained by GreenHaven Commodity Services. All other books and records of the Fund and the Master Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Master Fund’s Commodity Brokers) will be maintained at its principal office, c/o GreenHaven Commodity Services LLC, 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, telephone: (404) 239-7938.
The books and records of the Fund and the Master Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in the Declarations of Trust. The Managing Owner will maintain and preserve the books and records of the Fund and the Master Fund for a period of not less than six (6) years.
The Trustee
CSC Trust Company of Delaware, a Delaware corporation, is the sole Trustee of the Fund and Master Fund. The Trustee’s principal offices are located at 2711 Centerville Road, Suite 210, Wilmington, DE 19808. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund and Master Fund are limited to its express obligations under the Trust Declarations.
The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the applicable Trust Declaration.
The Trustee serves as the sole trustee of the Fund and the Master Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund and the Master Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund or the Master Fund, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Fund and the Master Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each of the Trust Declarations provides that the Trustee is compensated by the Fund or the Master Fund, as appropriate, and is indemnified by the Fund or Master Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or Master Fund, as appropriate, or the performance of its duties pursuant to the Trust Declarations, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.
Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Fund, the Master Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Trust Declaration.

Under each Trust Declaration, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund or the Master Fund, other than certain limited voting rights as set forth in each Trust Declaration. In the course of its management of the business and affairs of the Fund and the Master Fund, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund or Master Fund, as appropriate.
Because the Trustee has delegated substantially all of its authority over the operation of the Fund and the Master Fund to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.
The Managing Owner
Background and Principal. GreenHaven Commodity Services LLC, a Delaware limited liability company, is the Managing Owner of the Fund and the Master Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Fund and Master Fund. The Managing Owner is registered with the CFTC as a Commodity Pool Operator (“CPO”) and Commodity Trading Advisor (“CTA”) and was approved as a Member of the NFA as of November 15, 2006. Its principal place of business is 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, telephone: (404) 239-7938. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Fund or the Master Fund.
In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.
Principals and Key Employees. Ashmead Pringle and Thomas Fernandes serve as the chief decision makers of the Managing Owner.
Ashmead Pringle, 64, President
Mr. Pringle founded the Managing Owner and has served as the President since October of 2006. Since 1984, Mr. Pringle founded and has acted as the President of Grain Service Corporation (GSC), a commodity research and trading company. Mr. Pringle has conducted hundreds of seminars on hedging, risk management, and basis trading in energy and agriculture, and is a recognized expert in commodity risk management. Mr. Pringle became a registered Associated Person and listed Principal of the Managing Owner on November 15, 2006. He became a listed Principal of GreenHaven, LLC on November 15, 2006 and a registered Associated Person of GreenHaven, LLC on September 18, 2006. GreenHaven LLC is a Georgia LLC that focuses on the development of private and public commodity investments and which became registered as a CTA on September 14, 2006. Mr. Pringle became a listed Principal of Grain Service Corporation, Inc. on June 12, 1985 and a registered Associated Person of Grain Service Corporation, Inc. on October 31, 1985.
Thomas Fernandes, 36, Treasurer and Manager of Operations
Mr. Fernandes is the Chief Operations Officer of the Managing Owner and has held that position since October of 2006. From May 2005 to October 2006, Mr. Fernandes has worked as a commodity derivatives expert at GSC. Prior to joining GSC, Mr. Fernandes worked as an analyst at West Broadway Partners, an investment partnership, from March 2002 to April 2005. From March 2000 to March 2002, Mr. Fernandes was employed as a trader at Fleet Bank of Boston. Mr. Fernandes became a registered Associated Person and listed Principal of the Managing Owner on October 26, 2006. He became a listed Principal of GreenHaven, LLC on August 29, 2006 and an Associated Person of GreenHaven, LLC on September 14, 2006. He became an Associated Person of Grain Service Corporation, Inc. on June 8, 2005.

Cooper Anderson, 30, Trader
Mr. Anderson is a trader for the Managing Owner and is responsible for daily futures trading, cash flow management, treasury portfolio management, and quantitative analysis for the GreenHaven Continuous Commodity Index Fund. Prior to joining GreenHaven LLC, in April of 2007, Mr. Anderson worked from December of 2002 until March of 2006 as an analyst in Institutional Equity Sales and Trading for Credit Suisse Securities USA LLC, a securities broker dealer and investment bank based in Zurich, Switzerland. At Credit Suisse Securities USA LLC he served as a brokerage sales person covering the major financial institutions in the Southeastern US and the Caribbean. He has passed the Level 3 CFA® exam and has a B.B.A. in Finance from the University of Georgia. Mr. Anderson became a registered Associated Person of GreenHaven LLC on May 29, 2007 and a registered Associated Person and listed Principal of the Managing Owner on November 30, 2009.
Scott Glasing, 47. Trader
Mr. Glasing is a trader for the Managing Owner and is responsible for daily futures trading. Mr. Glasing has held this position since November of 2006. Mr. Glasing has an expertise, concentrated in trading, back office operations and compliance. A native of Chicago, he has interest in finance, economics and hedging. Mr. Glasing has worked for Grain Service since 1998. Mr. Glasing became a registered Associated Person on November 15, 2006 and listed Principal of the Managing Owner on November 30, 2009. He became a registered Associated Person of GreenHaven, LLC on September 14, 2006. He became an Associated Person of Grain Service Corporation, Inc. on February 9, 1998 and was listed as a principal of Grain Service Corporation, Inc. on March 26, 1998.
Neither Mr. Pringle nor Mr. Fernandes nor Mr. Anderson nor Mr. Glasing receives a salary directly from the Master Fund or the Fund as a result of serving in any capacity. However, a portion the Management Fee that is received for the services provided by the Managing Owner shall be used for payment of compensation to such individuals.
As of the date of this prospectus, neither Mr. Pringle nor Mr. Fernandes nor Mr. Anderson nor Mr. Glasing owned any shares, and the Managing Owner owned fifty (50) shares.
The Fund and Master Fund performance history started on January 23d, 2008 and is summarized on page 11.
NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.
Fiduciary Obligations of the Managing Owner. As managing owner of the Fund and the Master Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund and the Master Fund, consistent with the terms of the Trust Declarations. A form of each of the Trust Declarations is filed as an exhibit to the registration statement of which this prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund and the Master Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund and the Master Fund, as set forth herein and in the Trust Declarations (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).
The Trust Declarations provide that the Managing Owner and its affiliates shall have no liability to the Fund or the Master Fund or to any Shareholder for any loss suffered by the Fund or the Master Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund or the Master Fund, as applicable, and such course of conduct did not constitute gross negligence or misconduct by the Managing Owner Related Parties. The Fund and the Master Fund have agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Fund and the Master Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund or the Master Fund, as applicable.

Fiduciary and Regulatory Duties of the Managing Owner
An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund and the Master Fund.
Under Delaware law, a beneficial owner of a business trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.
Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.
There are substantial and inherent conflicts of interest in the structure of the Fund and the Master Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.
The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.
Ownership or Beneficial Interest in the Fund and Master Fund
No principal has an ownership or beneficial interest in either the Fund or the Master Fund. The Managing owner owns 50 General Units of the Master Fund and the Fund.
Management; Voting by Shareholders
The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund or the Master Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Fund, and may amend the Trust Declaration of the Fund, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Fund. The owners of ten percent (10%) of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in the Fund or Master Fund, are non-voting.
The Managing Owner has the right unilaterally to amend the Trust Declaration provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Fund and the Master Fund in Certain States
A number of states do not have “business trust” statutes such as that under which the Fund and the Master Fund have been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declarations provide that no written obligation may be undertaken by the Fund or Master Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each of the Fund and Master Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of the Fund and the Master Fund and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.
Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders
The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of (i) Shareholders’ actions unrelated to the business of the Fund, or (ii) taxes imposed on the Shares by the states or municipalities in which such investors reside.
The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by the state or municipality in which particular Shareholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.
Shares Freely Transferable
The Shares are expected to trade on NYSE-ARCA and provide institutional and retail investors with direct access to the Fund. The Fund will hold no investment assets other than Master Fund Units. The Master Fund trades with a view to tracking the Index over time, less expenses. The Fund’s Shares may be bought and sold on NYSE-ARCA like any other exchange-listed security.
Book-Entry Form
Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Fund’s Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.
Reports to Shareholders
The Managing Owner will furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund and the Master Fund. You also will be provided with appropriate information to permit you (on a timely basis) to file your United States federal and state income tax returns with respect to your Shares.

The Managing Owner will notify Shareholders of any change in the fees paid by the Fund and the Master Fund or of any material changes to the Fund or the Master Fund. Any such notification shall include a description of Shareholders’ voting rights.
Net Asset Value
“Net Asset Value” means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, Net Asset Value includes any unrealized profit or loss on open commodity futures contracts, and any other credit or debit accruing to the Master Fund but unpaid or not received by the Master Fund. All open commodity futures contracts traded on a United States exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular commodity futures contract traded on the applicable United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day.
The current market value of all open commodity futures contracts traded on a non-United States exchange shall be based upon the settlement price for that particular commodity futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a commodity futures contract traded on a non-United States exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day.
The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Master Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Master Fund’s commodity brokerage account will be accrued at least monthly. The amount of any distribution will be a liability of the Master Fund from the day when the distribution is declared until it is paid.
Net Asset Value per Master Fund Unit is the Net Asset Value of the Master Fund divided by the number of outstanding Master Fund Units. Because there will be a one-to-one correlation between Shares and Master Fund Units, the Net Asset Value per Share and the Net Asset Value per Master Fund Unit will be equal.
Termination Events
The Fund will dissolve at any time upon the happening of any of the following events:
(i)	The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Fund or (ii) within ninety (90) days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor Managing Owner as provided above within one hundred and twenty (120) days of such event of withdrawal, Shareholders holding Shares representing at least seventy-five percent (75%) of the net asset value (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a Managing Owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and continue as Shareholders of the reconstituted trust.

(ii)	The occurrence of any event which would make unlawful the continued existence of the Fund.

(iii)	In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated).

(iv)	The Fund becomes insolvent or bankrupt.

(v)	The Shareholders holding Shares representing at least seventy-five percent (75%) of the Net Asset Value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

(vi)	The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund.

(vii)	The Fund becoming required to be registered as an investment company under the Investment Company Act of 1940.

(viii)	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.
THE ADMINISTRATOR
The Managing Owner, on behalf of the Fund and the Master Fund, has appointed The Bank of New York, N.A., as the Administrator of the Fund and the Master Fund and has entered into an Administration Agreement in connection therewith.
The Bank of New York, N.A., a banking corporation organized under the laws of the State of New York with trust powers, has an office at One Wall Street, New York, New York 10286. The Bank of New York, N.A. is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from the Administrator by calling the following number: (718) 315-4412. A copy of the Administration Agreement is available for inspection at the Administrator’s office identified above.
The Administrator will retain certain financial books and records, including: fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants.
A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.
The Administrator’s monthly fees are paid by the Master Fund and the Fund.
The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.
The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund or the Master Fund.
The Fund has also retained a consultant to assist with certain tax reporting requirements of the Fund and its Shareholders.
THE DISTRIBUTOR
The Managing Owner, on behalf of the Fund and the Master Fund, has appointed ALPS Distributors, Inc., or the Distributor, to assist the Managing Owner and the Administrator with certain functions and duties relating to the creation and redemption of Baskets. Such services will include the following: review of distribution-related legal documents and contracts; coordination of processing of Basket creations and redemptions; coordination and assistance with maintenance of creation and redemption records; consultation with the marketing staff of the Managing Owner and its affiliates with respect to NASD compliance in connection with marketing efforts; review and filing of marketing materials with the NASD; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact the Distributor toll-free in the U.S. at (800) 320-2577.
The Distributor will retain all marketing materials and Basket creation and redemption books and records at the offices of ALPS Distributor, Inc., 1290 Broadway, Suite 1100, Denver CO 80203; Telephone number (303) 623-2577.
The Managing Owner, out of the Management Fee, will pay the Distributor approximately $50,000 per year, plus any fees or disbursements incurred by the Distributor in connection with the performance by the Distributor of its duties on behalf of the Fund and the Master Fund. The Distributor has, however, waived the $50,000 fee until the end of the current term of the Distribution Services Agreement. Moreover, there will be no payment of underwriting compensation to any FINRA Member in excess of 10% of the gross proceeds of this offering, pursuant to FINRA Conduct Rule 2810.
THE MARKETING AGENT
The Managing Owner, on behalf of the Fund and the Master Fund, has appointed ALPS Distributors, Inc. (the “Marketing Agent”), as a marketing agent to the Fund and Master Fund. The Marketing Agent will provide assistance to the Managing Owner with certain function and duties such as providing various educational and marketing activities regarding the Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating the Fund’s name, characteristics, uses, benefits, and risks, consistent with the prospectus, providing support to national account manager’s and wholesalers filed activities, assisting national account managers in implementing sales strategy. The Marketing Agent will not open or maintain customer accounts or handle orders for the Fund. The Marketing Agent will engage in public seminars, road shows, conferences, media interviews, field incoming telephone “800“number calls and distribute sales literature and other communications (including electronic media) regarding the Fund. Investors may contact the Marketing Agent toll-free in the U.S. at (800) 320-2577.
The Managing Owner pays the Marketing Agent for performing its duties on behalf of the Fund and the Master fund.
AUTHORIZED PARTICIPANTS
As of the date of this prospectus, JPMorgan Chase and Merrill, Lynch Professional Clearing Corp, and Morgan Stanley & Co., and NewEdge USA, LLC. have each executed a Participant Agreement.

CONFLICTS OF INTEREST
General
The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund. Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors:
The Managing Owner
The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also services other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund and the Master Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources properly to manage the business and affairs of the Fund and the Master Fund consistent with its or their respective fiduciary duties to the Fund and the Master Fund and others.
The Commodity Brokers
The Commodity Brokers may act from time to time as commodity brokers for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Brokers from such accounts may be more or less than the compensation received for brokerage services provided to the Master Fund. In addition, various accounts traded through the Commodity Brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Master Fund or may compete with the Master Fund for the same positions. The Commodity Brokers may have a conflict of interest in their execution of trades for the Master Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Master Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Master Fund with respect to the execution of commodity trades.
The Commodity Brokers will benefit from executing orders for other clients, whereas the Master Fund may be harmed to the extent that the Commodity Brokers have fewer resources to allocate to the Master Fund’s accounts due to the existence of such other clients.
Certain officers or employees of the Commodity Brokers may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Master Fund.
Proprietary Trading/Other Clients
The Managing Owner, the Commodity Brokers and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Master Fund or may compete with the Master Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Master Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.
Because the Managing Owner, the Commodity Brokers and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the account of the Master Fund, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Master Fund.

No Distributions
The Managing Owner has discretionary authority over all distributions made by the Fund. In view of the Fund’s objective of seeking significant capital appreciation, the Managing Owner currently does not intend to make any distributions, but, has the sole discretion to do so from time-to-time. Greater management fees will be generated to the benefit of the Managing Owner if the Fund’s assets are not reduced by distributions to the Shareholders.

USE OF PROCEEDS
A substantial amount of proceeds of the offering of the Shares will be used by the Fund, through the Master Fund, to engage in the trading of exchange-traded futures on the Index Commodities with a view to reflecting the performance of the Index over time, less the expenses of the operations of the Fund and the Master Fund. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s Commodity Brokers as margin and other high credit quality short-term fixed income securities.
To the extent that the Master Fund trades in futures contracts on United States exchanges, the assets deposited by the Master Fund with its Commodity Brokers as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.
Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Master Fund estimates:
(i)	up to approximately 10% of the net asset value of the Master Fund will be placed in segregated accounts in the name of the Master Fund with the Commodity Brokers (or another eligible financial institution, as applicable) in the form of cash or United States Treasury bills to margin commodity positions. Such funds will be segregated pursuant to CFTC rules;

(ii)	approximately 90% of the net asset value of the Master Fund will be maintained in segregated accounts in the name of the Master Fund in bank deposits or United States Treasury and United States Government Agencies issues.
The Managing Owner, a registered commodity pool operator and commodity trading advisor, will be responsible for the cash management activities of the Master Fund, including investing in United States Treasury and United States Government Agencies issues.
In addition, assets of the Master Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Master Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).
The Master Fund receives 100% of the interest income earned on its interest income assets.
FEES AND CHARGES
Upfront Selling Commissions
No upfront selling commissions will be charged to Shareholders, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.
Management Fee
The Master Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of the average amount of daily net assets of the Master Fund during the Calendar year. No separate fee will be paid by the Fund.

Organization and Offering Expenses
Expenses incurred in connection with organizing the Fund and the Master Fund and the offering of the Shares for the Funds initial continuous offering period commencing on January 23, 2008 were paid by GreenHaven, LLC, a limited liability company organized in the State of Georgia, which is the sole member of the Managing Owner. On May 15, 2010 the Fund and Master Fund registered 21,000,000 units for issuance in connection with this offering with regulatory agencies. The Managing Owner has paid for these expenses in connection with this current prospectus. Neither GreenHaven, LLC nor the Managing Owner will be reimbursed in connection with the payment of the organizational and offering expenses. The Funds are not required to reimburse GreenHaven, LLC or its affiliates or the Company or its affiliates for any such costs incurred for any related period.
Organization and offering expenses relating to both the Master Fund and the Fund, as applicable, means those expenses incurred in connection with their formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund and Master Fund or the offering of the Shares, including, but not limited to, expenses such as:
(i)	initial and ongoing registration fees, filing fees, escrow fees and taxes;

(ii)	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

(iii)	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

(iv)	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares.
For the year ended December 31, 2009, the expenses related to the offering of the shares Company were$198,941 , of which $100,232 were legal fees, $20,309 were audit fees, and $78,400 were regulatory fees. For the year ended December 31, 2008 the expenses related to the offering of the shares were $548,441. For the year ended December 31, 2007, the organization and initial offering expenses incurred were $35,740 and $399,202, respectively. The Managing Owner will not allocate to the Fund or the Master Fund the indirect expenses of the Managing Owner.
Brokerage Commissions and Fees
The Master Fund will pay to the Commodity Brokers all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Brokers are expected to be less than $20.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.24% of the net asset value of the Master Fund in any year, although the actual amount of brokerage commissions and fees in any year may be greater. These estimates are based on a net asset value of $50 million.
Routine Operational, Administrative and Other Ordinary Expenses
The Managing Owner pays all of the Master Fund’s and the Fund’s routine operational, administrative and other ordinary expenses, including, but not limited to, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.
Extraordinary Fees and Expenses
The Master Fund pays all its extraordinary fees and expenses, if any, of the Fund and Master Fund generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of the Fund or Master Fund or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Management Fee and Ongoing Expenses to be Paid First out of Interest Income
The Management Fee and ordinary ongoing expenses of the Fund and the Master Fund will be paid first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. It is expected that, at current interest rates, such interest income will not be sufficient to cover all or a significant portion of the Management Fee and ordinary ongoing expenses of the Fund and the Master Fund.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
Critical Accounting Policies
Critical accounting policies for the Fund and Master Fund are as follows:
Preparation of the financial statements and related disclosures in conformity with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates, and requires the Managing Owner to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expense and related disclosure of contingent assets and liabilities during the reporting period of the consolidated financial statements and accompanying notes. Both the Fund and the Master Fund apply these policies that involve judgments and actual results may differ from the estimates used.
The Master Fund holds a significant portion of its assets in futures contracts and United States Treasury Obligations, both of which are recorded on a trade date basis and at fair value in the consolidated financial statements, with changes in fair value reported in the consolidated statement of income and expenses. The use of fair value to measure financial instruments, with related unrealized gains or losses recognized in earnings in each period is fundamental to the Fund’s financial statements. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).
In determining fair value of United States Treasury Obligations and commodity futures contracts, the Fund uses unadjusted quoted market prices in active markets. FASB fair value measurement and disclosure guidance requires a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The objective of a fair value measurement is to determine the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.
When market closing prices are not available, the Managing Owner may value an asset of the Master Fund pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards.
Interest income on United States Treasury Obligations is recognized on an accrual basis when earned. Premiums and discounts are amortized or accreted over the life of the United States Treasury Obligations.
Realized gains (losses) and changes in unrealized gain (loss) on open positions are determined on a specific identification basis and recognized in the consolidated statement of income and expenses in the period in which the contract is closed or the changes occur, respectively.
Liquidity and Capital Resources
The Master Fund allocates its total net assets to replicating, to the extent possible, the performance of the Index by investing in commodity futures. A significant portion of the net asset value is held in U.S. Treasury bills and cash, which are used as margin for the Master Fund’s trading in commodities. The percentage that U.S. Treasury bills bear to the total net assets will vary from period to period as the market values of commodity interests change. The balance of the net assets is held in the Master Fund’s commodity trading account. Interest earned on the Master Fund’s interest-bearing funds is paid to the Master Fund.

The Master Fund’s commodity contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved to the daily limit for several consecutive days with little or no resultant trading. Such market conditions could prevent the Master Fund from promptly liquidating its commodity futures positions.
Since the Master Fund trades futures contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).
The Master Fund generates cash primarily from (i) the sale of Baskets and (ii) interest earned on cash. A portion of the Master Fund’s Net Asset Value is held in cash that is used as margin for trading in the commodities. Cash or U.S. Treasuries as a percentage of the total net assets will vary from period to period as the market values of the interests will change.
The Managing Owner has entered into a management agreement with each of the Master Fund and the Fund. In return for its services, the Managing Owner is entitled to receive a management fee calculated as a fixed percentage of the Master Fund’s Net Asset Value, currently 0.85%.
Expenses incurred in connection with organizing the Index Fund and the Master Fund and the offering of the Shares will be paid by GreenHaven, LLC, a Georgia limited liability company formed in August 2005. Neither GreenHaven, LLC nor the Managing Owner will be reimbursed for the payment of the organizational and offering expenses. GreenHaven, LLC is the sole member of the Managing Owner. As of December 31, 2008, the organization and offering expenses incurred have been $35,740 and $548,441, respectively.
Market risk
Trading in futures contracts will involve the Master Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk to be associated with the Master Fund’s commitments to purchase commodities will be limited to the gross or face amount of the contracts held. The Master Fund does not intend on selling short commodity futures as the Index is comprised of long only futures positions. However, should the Master Fund enter into a contractual commitment to sell short commodities in error, it would be required to make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities will expose the Master Fund to theoretically unlimited risk.
The Master Fund’s exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Master Fund’s rebalancing and the processing of creation and redemption orders as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of Shareholders’ capital.
Credit risk
When the Master Fund enters into futures contracts, the Master Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members, it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Master Fund.

The Managing Owner will attempt to minimize these market and credit risks by requiring the Master Fund to abide by various trading limitations and policies. The Managing Owner will implement procedures which will include, but will not be limited to:
(i)	executing and clearing trades with creditworthy counterparties;

(ii)	limiting the amount of margin or premium required for any one commodity or all commodities combined; and

(iii)	generally limiting transactions to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.
The Commodity Brokers, when acting as the Master Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Master Fund, all assets of the Master Fund relating to domestic futures trading and the Commodity Broker will not be allowed to commingle such assets with other assets of the Commodity Broker.
OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS
As of the date of this Prospectus, the Fund and the Master Fund have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund and the Master Fund. While the Fund’s and the Master Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either the Fund’s or the Master Fund’s financial position.
Management Fee payments made by the Master Fund to the Managing Owner are calculated as a fixed percentage of the Master Fund’s Net Asset Value. Commission payments to the commodity broker are on a contract-by-contract, or round-turn, basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as Net Asset Values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons. The organization and offering expenses of the Master Fund and the Fund will be paid by GreenHaven, LLC.
THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM;
GLOBAL SECURITY
DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.
Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Trustee and the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.
Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive a written confirmation relating to such purchase from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares.
Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.
DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.
The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.
SHARE SPLITS
If the Managing Owner believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.
MATERIAL CONTRACTS
License Agreement
Thomson Reuters America, LLC entered into a License Agreement with the Managing Owner granting the Managing Owner an exclusive, non-transferable right to use the Index in connection with the development and creation of U.S. exchange traded funds, in the U.S. the Managing Owner is responsible for paying the fees associated with the licensing fee, and the Fund and Master Fund will not be required to pay any additional amount to Thomson Reuters America, LLC.
The current term of the License Agreement runs until Sept 30, 2010 (subject to the right of Thomson Reuters America, LLC to terminate the exclusivity at any time in the event of certain limited circumstances related to specified asset investment thresholds). On the date of this Prospectus, the Managing Owner is in compliance with these thresholds.
Brokerage Agreement
The Commodity Brokers and the Master Fund entered into brokerage agreements, or (“Brokerage Agreements”). As a result, the Commodity Brokers:
(i)	act as the clearing brokers;

(ii)	act as custodians of the Master Fund’s assets; and

(iii)	perform such other services for the Master Fund as the Managing Owner may from time-to-time request.
As clearing brokers for the Master Fund, the Commodity Brokers receive orders for trades from the Managing Owner.
Confirmations of all executed trades are given to the Master Fund by the Commodity Brokers. The Brokerage Agreement incorporates the Commodity Brokers’ standard customer agreements and related documents, which generally include provisions that:
(i)	all funds, commodities and open or cash positions carried for the Master Fund will be held as security for the Master Fund’s obligations to the Commodity Brokers;

(ii)	the margins required to initiate or maintain open positions will be as from time-to-time established by the Commodity Brokers and may exceed exchange minimum levels; and

(iii)	the Commodity Brokers may close out positions, purchase commodities or cancel orders at any time they deem necessary for its protection, without the consent of the Master Fund.
As custodian of the Master Fund’s assets, the Commodity Brokers are responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Master Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Master Fund.
Administrative functions provided by the Commodity Brokers to the Master Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.
As long as the Brokerage Agreements between the Commodity Brokers and the Master Fund are in effect, the Commodity Brokers will not charge the Master Fund a fee for any of the services they have agreed to perform, except for the agreed-upon brokerage fee.
The Brokerage Agreements are not exclusive and run for successive one-year terms to be renewed automatically each year unless terminated. Each Brokerage Agreement is terminable by the Master Fund or the respective Commodity Broker without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change to the Master Fund’s financial position, in which case only prior written notice is required to terminate the Brokerage Agreements).
The Brokerage Agreements provide that neither the Commodity Brokers nor any of their respective managing directors, officers, employees or affiliates shall be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by the Master Fund other than as a result of the respective Commodity Broker’s gross negligence or reckless or willful intentional misconduct or breach of such agreement.
Administration Agreement
Pursuant to the Administration Agreement among the Fund, the Master Fund and the Administrator, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including net asset value calculations, accounting and other fund administrative services.
The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least ninety (90) days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon thirty (30) days’ prior written notice if the Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement or upon termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.
Except as otherwise provided in the Administration Agreement, the Administrator shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by either the Fund or Master Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event shall the Administrator be liable to the Fund, Master Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.
Both the Fund and Master Fund shall indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by either the Fund or Master Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Registration Statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for the Fund or Master Fund, or arising out of transactions or other activities of the Fund or Master Fund which occurred prior to the commencement of the Administration Agreement; provided, that neither the Fund nor Master Fund shall indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity shall be a continuing obligation of both the Fund and Master Fund, their successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, each of the Fund or Master Fund shall indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund or Master Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Fund or Master Fund or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Fund or Master Fund or its own counsel; (iv) any improper use by the Fund or Master Fund or their agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by the Fund or Master Fund.
Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or Master Fund or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.
Notwithstanding any other provision contained in the Administration Agreement, the Administrator shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund or Master Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to the Fund or Master Fund; (b) the taxable nature or effect on the Fund or Master Fund or their shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by the Fund or Master Fund to their shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund or Master Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement
The Bank of New York, N.A. will serve as the Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Fund and the Custodian, or Custody Agreement, the Custodian serves as custodian of all the Fund’s securities and cash at any time delivered to Custodian during the term of the Custody Agreement and the Fund has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts pursuant to the Custody Agreement. The Custodian shall maintain books and records segregating the assets.
Either party may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Fund shall pay to the Custodian such compensation as may be due to the Custodian, and shall likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian shall follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Fund shall give; provided, that (a) the Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any securities or cash remain in any account, Custodian may deliver to the Fund such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of the Custody Agreement.
The Custodian is both exculpated and indemnified under the Custody Agreement.
Except as otherwise expressly provided in the Custody Agreement, the Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian shall have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian shall take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to Fund shall be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event shall the Custodian be liable to Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.
The Fund shall indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian shall, or shall instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.
The Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by Fund; provided however, that Fund shall not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity shall be a continuing obligation of Fund, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement
The Bank of New York, N.A. will serve as the Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Fund and the Transfer Agent, the Transfer Agent will serve as the Fund’s transfer agent, dividend disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.
The term of the Transfer Agency and Service Agreement is one (1) year from the effective date and shall automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days’ prior to the end of any one year term or, unless earlier terminated as provided below:
(i)	Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Fund, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within ninety (90) days of receipt of such notice.

(ii)	The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Fund.
The Transfer Agent shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event shall the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.
Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent shall not be responsible for, and the Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:
(i)	All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken without gross negligence, or willful misconduct;

(ii)	The Fund’s gross negligence or willful misconduct;

(iii)	The breach of any representation or warranty of the Fund thereunder;

(iv)	The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar;

(v)	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund on behalf of the Fund;

(vi)	The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws; or

(vii)	Regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.
Distribution Services Agreement
The Distributor will provide certain distribution services to the Fund. Pursuant to the Distribution Services Agreement between the Fund and the Distributor, the Distributor will assist the Managing Owner and the Administrator with certain functions and duties relating to the creation and redemption of Baskets.

The date of the Distribution Services Agreement shall be the effective date and such Agreement shall continue until two years from such date and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the Fund’s Managing Owner or otherwise as provided under the Distribution Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty (60) days’ written notice by the Fund’s Managing Owner or by the Distributor. The Distribution Services Agreement shall automatically terminate in the event of its assignment.
Pursuant to the Distribution Services Agreement, the Fund indemnifies and holds harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, statement of additional information, shareholder reports or other information filed or made public by the Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act or any other statute or the common law. However, the Fund does not indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims shall have been served upon the Distributor or any such person (or after the Distributor or such person shall have received notice of service on any designated agent).
However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s), defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund has agreed to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.
Marketing Services Agreement
The Marketing Agent provides certain marketing services to the Fund. Pursuant to the Marketing Agreement, as amended from time-to-time, between the Managing Owner, on behalf of the Fund and Master Fund, and the Marketing Agent, the Marketing Agent assists the Managing Owner with certain functions and duties such as providing various educational and marketing activities regarding the Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating the Fund’s name, characteristics, uses, benefits, and risks, consistent with the prospectus, providing support to an extensive broker database and a network of internal and external wholesalers. The Marketing Agent will not open or maintain customer accounts or handle orders for the Fund. The Marketing Agent will engage in public seminars, road shows, conferences, media interviews, field incoming telephone “800” number calls and distribute sales literature and other communications (including electronic media) regarding the Fund.
The date of the Marketing Services Agreement is January 14, 2008 and will continue until two years from January 14, 2008 and thereafter will continue automatically for successive annual periods, unless a party provides notice to the other party within 60 days of the termination of the then current term.

Pursuant to the Marketing Agreement, each party will indemnify and hold harmless the other party against all losses, costs and expenses (including reasonable attorney’s fees) that an indemnified party incurs by reason or result of or arising from the breach of any terms, provisions, covenants, warranties or representations contained in the Marketing Agreement.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). This discussion is applicable to a Shareholder who purchases Shares in the offering to which this Prospectus relates, including a Shareholder who purchases Shares from an Authorized Purchaser. Except where noted otherwise, it deals only with Shares held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, traders in securities or commodities that elect to use a mark-to -market method of accounting, or holders of Shares whose “functional currency” is not the U.S. dollar.
Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.
A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.
A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is not a U.S. Shareholder.
Except where noted otherwise, all references below to the term “Fund” shall be deemed to include the Fund and the Master Fund.
If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, we urge you to consult your own tax adviser.
The Fund has received the opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP, counsel to the Fund, that the material U.S. federal income tax consequences to the Fund and to U.S. Shareholders and Non-U.S. Shareholders will be as described below. In rendering its opinion, Tannenbaum Helpern Syracuse & Hirschtritt LLP has relied on the facts described in this Prospectus as well as certain representations made by the Fund and the Trustee. The opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP is not binding on the United States Internal Revenue Service, or the IRS, and, as a result, the IRS may not agree with the tax positions taken by the Fund. If challenged by the IRS, the Fund’s tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors.
If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund and the Master Fund
A partnership is not a taxable entity and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (“qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Master Fund and the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund and the Master Fund anticipate that at least 90% of their respective gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.
Under current law and assuming full compliance with the terms of the Trust Declaration (and other relevant documents) and based upon factual representations made by the Fund and the Master Fund, in the opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP, the Fund and the Master Fund will each be classified as a partnership for United States federal income tax purposes. The factual representations upon which Tannenbaum Helpern Syracuse & Hirschtritt LLP has relied are: (a) the Fund and the Master Fund have not elected and will not elect to be treated as corporations for United States federal income tax purposes; and (b) for each taxable year, more than 90% of the Fund’s and the Master Fund’s gross income will be qualifying income. Fund Shareholders are treated as owning interests in a partnership whose only investment is an equity interest in the Master Fund. Because ownership of the Fund and Master Fund will be identical (except for the small equity interest of the Managing Owner in the Master Fund), the tax years of the two partnerships would always be the same and Shareholders in the Fund would look through to the assets and tax items of the Master Fund when determining their federal income tax liability for any particular tax year.
There can be no assurance that the IRS will not assert that the Fund and/or the Master Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund or the Master Fund for United States federal income tax purposes or whether the Fund’s or the Master Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund and/or the Master Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s and the Master Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s and the Master Fund’s Managing Owner will use its best efforts to cause the operations of the Fund and the Master Fund in such manner as is necessary for the Fund and the Master Fund to continue to meet the qualifying income exception.
If the Master Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, the Master Fund would be taxable as a corporation for federal income tax purposes and the Master Fund would pay federal income tax on its income at regular corporate rates. In that event, the Fund would be treated as a shareholder in a corporation and, accordingly, the Shareholders would not report their share of the Master Fund’s income or loss on their returns. In addition, distributions from the Master Fund to the Fund would be treated as dividends to the extent of the Master Fund’s current or accumulated earnings and profits. To the extent a distribution exceeded the Master Fund’s earnings and profits, the distribution would be treated as a return of capital to the extent of the Fund’s basis in its Master Fund Units, and thereafter as gain from the sale of the Master Fund Units. Accordingly, if the Master Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.
The discussion below is based on Tannenbaum Helpern Syracuse & Hirschtritt LLP’s opinion that the Fund and the Master Fund will be classified as partnerships that are not subject to corporate income tax for United States federal income tax purposes.
U.S. Shareholders
Treatment of Fund Income
A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to include income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions. Because the Trustee currently does not intend to make distributions, it is likely that in any year the Fund realizes net income and/or gain a U.S. Shareholder will be required to pay taxes on its allocable share of such income or gain from sources other than Fund distributions. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Fund Shareholders will take into account their share of ordinary income realized by the Fund from accruals of interest on Treasury Bills (“T-Bills”) held in the Fund portfolio. The Fund may hold T-Bills with “original issue discount,” in which case Fund Shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt by the Fund of those amounts may occur in a subsequent year. The Fund may also acquire T-Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund Shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.
The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. It is expected that the futures on the Index held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for United States federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark- to-market rules.
Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders of Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.
Allocation of the Fund’s Profits and Losses
For United States federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Fund’s Trust Declaration, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “- Monthly Allocation and Revaluation Conventions” and “- Section 754 Election,” the allocations pursuant to the Fund’s Trust Declaration should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.
If the allocations provided by the Fund’s Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for United States federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.
As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact the Shareholders.

Monthly Allocation and Revaluation Conventions
In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the holders of Fund Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Fund Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.
Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.
The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement.
In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.
As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the lowest trading price of the Fund’s assets during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.
The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Manager is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.
Section 754 Election
The Fund makes the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. The making of such election by the Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore the Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.
In order to make the basis adjustments permitted by Section 754, the Fund is required to obtain information regarding each holder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Shares and its share of inside basis. In addition the Fund is generally required to adjust its tax basis in its assets in respect of all Shareholders in cases of Fund distributions that result in a “substantial basis reduction” (i.e., in excess of $250,000) in respect of the Fund’s property. The Fund also is required to adjust its tax basis in its assets in respect of a transferee Shareholder in the case of a sale or exchange of Shares, or a transfer upon death, when there exists a “substantial built-in loss” (i.e., in excess of $250,000) in respect of Fund property immediately after the transfer. For this reason, the Fund will require (i) a Shareholder who receives a distribution from the Fund in connection with a complete withdrawal, (ii) a transferee of Shares (including a transferee in case of death) and (iii) any other Shareholder in appropriate circumstances to provide the Fund with information regarding its adjusted tax basis in its Shares.
Constructive Termination
The Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all holders of Shares. In the case of a holder of Shares reporting on a taxable year other than a fiscal year ending December 31, the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.
Treatment of Distributions
Non-liquidating distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent such distributions exceed the Shareholder’s tax basis in the partnership interests it is treated as owning (see “ -Tax Basis in Partnership Interests” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “ -Disposition of Shares” below).
Creation and Redemption of Share Baskets
Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket of Shares. If the Fund disposes of assets in connection with the redemption of a Basket of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to the Shareholders. An Authorized Participant’s creation or redemption of a Basket of Shares also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the a sale or disposition of portfolio assets by the Fund.

Tax Basis of Shares
A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.
A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain, (b) its share of the Fund’s income, if any, that is exempt from tax, (c) any increase in its share of the Fund’s liabilities, and (d) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses, (b) its allocable share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account, (b) any distributions by the Fund to the Shareholder, and (d) any decrease in its share of the Fund’s liabilities. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.
Disposition of Shares
A U.S. Shareholder will recognize capital gain or loss on the sale of its Shares. The U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in its Shares. The amount realized will include the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.
A Shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.
Limitations on Deductibility of Losses and Certain Expenses
A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to a Shareholder by the Fund, including but not limited to those described below.
A Shareholder’s deduction of its allocable share of any loss of the Fund will be limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk will be a Shareholder’s invested capital plus such Shareholder’s share of any recourse debt of the Fund for which it is liable. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.
Otherwise deductible expenses incurred by noncorporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2 percent of the taxpayer’s adjusted gross income for the year. The Code imposes additional limitations (which are scheduled to be phased out completely in 2010 but will be restored in 2011) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of: (a) 3% of the individual’s adjusted gross income in excess of certain threshold amounts; or (b) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report such expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that the management fees and other expenses the Fund will incur will constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business.
Noncorporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.
Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Fund and the Master Fund have not yet determined whether it will make such an election. A U.S. Shareholder’s distributive share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.
To the extent that a Shareholder is allocated losses or expenses of the Fund or the Master Fund that must be deferred or disallowed as a result of these or other limitations in the Code, a Shareholder may be taxed on income in excess of its economic income or distributions (if any) on its Shares. As one example, a Shareholder could be allocated and required to pay tax on its share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that it cannot deduct currently because it has insufficient capital gains against which to offset the loss. As another example, a Shareholder could be allocated and required to pay tax on its share of interest income and capital gain for a year, but be unable to deduct some or all of its share of management fees and/or margin account interest incurred by it with respect to its Shares. Shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund and the Master Fund’s losses and expenses.
Passive Activity Income and Loss
Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from the Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations
In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. With respect to any Share that was not outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity) for United States federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.
Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to the Fund’s convention for allocating income and deductions. In that event, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.
If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Fund’s Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).
Tax Reporting by the Fund
Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund’s Shares. The Fund will file partnership returns with the IRS and the Fund will issue a Schedule K-1 to each of the Shareholders. If you hold your Shares through a nominee (such as a broker), we anticipate that the nominee will provide you with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that we will make available directly to you at a later date, but in time for you to prepare your federal income tax return. Each holder of Shares hereby agrees to allow brokers and nominees to report to the Fund its name and address and such other information as may be reasonably requested by the Fund for purposes of complying with its tax reporting obligations.
Audits and Adjustments to Tax Liability
Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. The Code provides for one partner to be designated as the “tax matters partner” as the person to represent the partnership in the conduct of such a challenge or audit by the IRS. Pursuant to the Fund’s Trust Declaration, the Managing Owner will be appointed the “tax matters partner” of the Fund.
A United States federal income tax audit of the Fund’s information returns may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits
Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to the Fund or paid by the Fund on behalf of Fund Shareholders. If a Shareholder elects to claim foreign tax credit, it must include in its gross income, for United States federal income tax purposes, both its share of the Fund’s items of income and gain and also its share of the amount which is deemed to be the Shareholder’s portion of foreign income taxes paid with respect to, or withheld from, dividends, interest or other income derived by the Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the Shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.
Tax Shelter Disclosure Rules
In certain circumstances the Code and Regulations require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return. In addition, certain “material advisers” must maintain a list of persons participating in such transactions and furnish the list to the IRS upon written request. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Fund or Shareholders (1) if a Shareholder incurs a loss in excess a specified threshold from a sale or redemption of its Shares, (2) if the Fund engages in transactions producing differences between its taxable income and its income for financial reporting purposes, or (3) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.
Non-U.S. Shareholders
A non-U.S. Shareholder will not be subject to United States federal income tax on such Shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the Shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such Shareholder will be subject to United States federal income tax on gains on the sale of Shares in the Fund’s or such Shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.
If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such Shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.
Non-U.S. Shareholders that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the interests of the Fund) will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.
Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies
Changes made to the Code by the American Jobs Creation Act of 2004 allow RICs to invest up to 25% of their assets in “qualified publicly traded partnerships,” or qualified PTPs, and to treat net income derived from such investments as qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, under these new rules, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. Based on prior performance of the Index, the Fund anticipates that it is likely to be qualified a PTP for most tax years. Consequently, RIC investors generally should be able to treat their respective shares of the Fund’s net income as qualifying income and to apply the asset diversification test to Shares for purposes of these rules. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future performance of the Index will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. In a revenue ruling released on December 16, 2005, the IRS has clarified that derivative contracts owned by a RIC that provide for a total- return exposure on a commodity index will not produce qualifying income for purposes of the RIC qualification rules. The IRS, in a subsequent ruling, stated that the ruling will apply prospectively, beginning October 1, 2006, to allow RICs an opportunity to adapt to the new position. The IRS interpretation set forth in such ruling, however, does not adversely affect the Fund’s ability to be treated as qualified PTPs for purposes of applying the RIC qualification rules. RIC investors are urged to monitor their investment in Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.
Tax-Exempt Organizations
Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the exempt organization’s exempt purpose or function.
UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the exempt organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.
UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.
To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

The federal tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. However, while it is not expected that an investment in the Fund will generate UBTI for a tax-exempt entity, if the Shareholder is a charitable remainder trust, if the Fund did generate UBTI, an excise tax would be imposed on the trust in an amount equal to one hundred percent (100%) of such UBTI. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.
Backup Withholding
The Fund is required in certain circumstances to backup withhold on certain payments paid to noncorporate Shareholders of Fund Shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the IRS.
Other Tax Considerations
In addition to federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholders reside. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Tannenbaum Helpern Syracuse & Hirschtritt LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.
Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.
Prospective investors are urged to consult their tax advisers before deciding whether to invest in the Shares.
PURCHASES BY EMPLOYEE BENEFIT PLANS
The United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances, including the ERISA Plan’s existing investment portfolio, and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Investment Considerations and Risk Factors.”
Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded.

The U.S. Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the related prohibited transaction provisions under Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Plan’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company,” which includes for purposes of the Plan Asset Regulation a “venture capital operating company,” or that equity participation in the entity by “Benefit Plan Investors” (as defined below) is not “significant.”
The “publicly offered security” exception applies if an equity interest is a security that is (a) “freely transferable”; (b) part of a class of securities that is “widely held”; and (3) either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “1934 Act”), or (ii) sold to a Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issue in which the offering of such security occurred.
Under the Plan Asset Regulation, equity participation in an entity by Benefit Plan Investors (as defined below) is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by Benefit Plan Investors. The term “Benefit Plan Investor” is defined in the Plan Asset Regulation as: (a) any employee benefit plan (as defined in Section 3(3) of ERISA), which is subject to part 4 of subtitle B of Title I of ERISA; (b) any plan subject to Code Section 4975; and (c) any entity whose underlying assets include plan assets by reason of the investment in the entity by such employee benefit plan and/or plan. For purposes of this determination, (i) the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of any such person) is disregarded, and (ii) only that portion of the equity interests of an entity described in clause (c) of the preceding sentence investing in another entity that is investing in employee benefit plans or other plans described in clauses (a) or (b) of the preceding sentence is included in the testing of such other entity.
The Shares should be considered to be “equity interests” in the Fund for purposes of the Plan Asset Regulation and the Units should be considered to be “equity interests” in the Master Fund for purposes of the Plan Asset Regulation. The Shares should constitute “publicly offered securities” of the Fund for purposes of the Plan Asset Regulation. In addition, investment in the Master Fund by Benefit Plan Investors should not be “significant” for purposes of the Plan Asset Regulation. Therefore, the assets of both the Fund and the Master Fund should not be deemed to constitute the assets of any Plan.
If the assets of the Fund were deemed to constitute the assets of a Plan, the fiduciary making an investment in the Fund on behalf of an ERISA Plan could be deemed to have improperly delegated its asset management responsibility, the assets of the Fund and the Master Fund could be subject to ERISA’s reporting and disclosure requirements, and transactions involving the assets of the Fund and the Master Fund would be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and the prohibited transaction rules of Section 4975 of the Code.
Each Plan fiduciary who is responsible for making the investment decisions whether to invest in the Shares should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the Plan, an investment in the Shares is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. Any Plan proposing to invest in Shares should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.
The sale of any Shares to a Benefit Plan Investor is in no respect a representation by the Trustee, the Managing Owner or any of their affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Regardless of whether the assets of the Partnership are deemed to be “plan assets,” the acquisition of Shares by a Plan could, depending upon the facts and circumstances of such acquisition, be a prohibited transaction, for example, if Managing Owner or any of its affiliates were a party in interest or disqualified person with respect to the Plan. However, such a prohibited transaction may be treated as exempt under ERISA and the Code if the Shares were acquired pursuant to and in accordance with one or more “class exemptions” issued by the U.S. Department of Labor, such as Prohibited Transaction Class Exemption (“PTCE”) 84-14 (a class exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (a class exemption for certain transactions involving an insurance company pooled separate account), PTCE 91-38 (a class exemption for certain transactions involving a bank collective investment fund), PTCE 95-60 (a class exemption for certain transactions involving an insurance company general account), and PTCE 96-23 (a class exemption for certain transactions determined by an in-house asset manager).
Any insurance company proposing to invest assets of its general account in the Shares should also consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including Section 401(c) of ERISA and the regulations thereunder published by the U.S. Department of Labor in January, 2000.
The Fund will require a fiduciary of an ERISA Plan that proposes to acquire Shares to represent that it has been informed of and understands the Fund’s and the Master Fund’s investment objectives, policies, strategies and limitations, that the decision to acquire the Shares was made in accordance with its fiduciary responsibilities under ERISA and that neither the Trustee, the Managing Owner nor any of their affiliates has provided investment advice with respect to such decision. The Fund will also require any investor that is, or is acting on behalf of, a Plan to represent and warrant that its acquisition and holding of Shares will not result in a nonexempt prohibited transaction under ERISA and/or Section 4975 of the Code.
Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. The Fund will require similar representations and warranties with respect to the purchase of Shares by any such plan. Fiduciaries of such plans should consult with their counsel before purchasing Shares.
The discussion of ERISA and Section 4975 of the Code contained in this Prospectus is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings and court decisions, some of which may have retroactive application and effect.
ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN SHARES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL PLAN SUBJECT TO LAWS SIMILAR TO ERISA AND/OR SECTION 4975 OF THE CODE) IS STRONGLY URGED TO CONSULT ITS OWN LEGAL, TAX AND ERISA ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT AND THE ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.

PLAN OF DISTRIBUTION
Continuous Offering Period
The Fund will issue Shares in Baskets to Authorized Participants continuously as of 12:00pm (noon) New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the Net Asset Value of 50,000 Shares as of the closing time of NYSE-ARCA or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. The Managing Owner may terminate the continuous offering at any time. In the event that the continuous offering period is terminated for any reason, the trading market for the Shares on NYSE-ARCA will be materially affected and the market value of the Shares may be negatively impacted.
The Master Fund will issue Master Fund Units in Master Unit Baskets to the Fund continuously as of 12:00pm (noon) New York time on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the Net Asset Value of 50,000 Master Fund Units as of the closing time of NYSE-ARCA or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund. The Master Fund is wholly-owned by the Fund and, indirectly, the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.
Authorized Participants are expected to offer to the public the Shares they create at a per-Share offering price that will vary depending upon, among other factors, net asset value, the trading price of the Shares on NYSE-ARCA and the supply of and demand for Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Person sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation. No selling commission will be paid by the Fund to any Authorized Participant in connection with creations of Baskets, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.
Likelihood of Becoming a Statutory Underwriter
The Fund issues Shares in Baskets to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. It is expected that Authorized Participants will avail themselves of any relief that becomes available with respect to being deemed as a statutory underwriter.
Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.
General
The Managing Owner intends to qualify the Shares in certain states and through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.
The offering of Baskets is being made in compliance with Conduct Rule 2810 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Fund will not exceed 10%.
Pursuant to the Distribution Services Agreement, the Distributor will be paid out of the Management Fee in an amount of approximately $50,000 per annum, plus any fees or disbursements incurred by the Distributor in connection with the performance by the Distributor of its duties. The Distributor has, however, waived the $50,000 fee until the end of the current term of the Distribution Services Agreement. Pursuant to the Distribution Services Agreement, the Distributor may receive up to $50,000 (fees) and $100,000 (expenses) for its services under that Agreement.
Pursuant to the Marketing Agreement, the Marketing Agent will be paid the following fees out of the Management Fee of the Master Fund in an amount of (i) 0.051% per annum on the first $100 million of the average amount of daily net assets of the Master Fund during each calendar year, or Total Net Assets, (ii) 0.068% on the next $100 million of Total Net Assets (i.e., the amount of Total Net Assets above $100 million but below $200 million); (iii) 0.085% on the next $300 million in Total Net Assets (i.e., the amount of Total Net Assets above $200 million but below $500 million); (iv) 0.102% on the next $500 million of Total Net Assets (i.e., the amount of Total Net Assets above $500 million but below $1 billion); and (v) 0.153% per annum on the Total Net Assets in excess of $1 billion. The maximum compensation the Marketing Agent may receive under that Agreement as a result of this offering is estimated to be $1,786,000, which includes $1,768,000 (fees) and $18,000 (expenses).
The Fund will advise the Distributor and the Marketing Agent if the payment described hereunder must be limited, when combined with other commissions realized by other FINRA Members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Conduct Rule 2810.
LEGAL MATTERS
Tannenbaum Helpern Syracuse & Hirschtritt LLP and Morris James LLP have advised the Managing Owner in connection with the Shares being offered hereby, and Morris James LLP has provided an opinion as to the legality of the issuance of such Shares. Tannenbaum Helpern Syracuse & Hirschtritt LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Fund and the Master Fund. Tannenbaum Helpern Syracuse & Hirschtritt LLP has prepared the section “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA. Tannenbaum Helpern Syracuse & Hirschtritt LLP has not represented, nor will it represent, the Fund or the Shareholders in matters relating to the Fund.
Litigation and Claims. Within the past 5 years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Managing Owner, the Trustee, underwriter, or any principal affiliate of such parties. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.
EXPERTS
The financial statements included in this prospectus have been so included in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

ADDITIONAL INFORMATION
This Prospectus constitutes part of the Registration Statement filed by the Fund and the Master Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC at 100 Front Street, N.E., Washington, D.C. 20549, and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Managers and Shareholders of
GreenHaven Continuous Commodity Index Fund:
We have audited the accompanying consolidated statements of financial condition of GreenHaven Continuous Commodity Index Fund (the Fund) as of December 31, 2009 and 2008, the consolidated schedule of investments as of December 31, 2009 and 2008, and the related consolidated statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), GreenHaven Continuous Commodity Index Fund’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 15, 2010 (not separately included herein) expressed an unqualified opinion thereon.

/s/ GRANT THORNTON LLP

Atlanta, Georgia
March 15, 2010

GreenHaven Continuous Commodity Index Fund
Consolidated Statements of Financial Condition
December 31, 2009 and 2008

	2009	2008
Assets
Equity in broker trading accounts:
Short-term investments (cost $119,990,308 and $4,998,396 as of 2009 and 2008, respectively)	$119,992,525	$4,999,865
Cash held by broker	97,250,587	13,331,630
Net unrealized appreciation (depreciation) on futures contracts	12,380,231	(1,880,290)

Total equity in broker trading accounts	229,623,343	16,451,205
Capital shares receivable	—	1,096,170
Other assets and prepaid fee to broker	—	3,525

Total assets	$229,623,343	$17,550,900

Liabilities and shareholders’ equity
Management fee payable to related party	$149,819	$11,076
Broker fee payable	39,186	—

Total liabilities	189,005	11,076

Shareholders’ equity
General Units:
Paid in capital — 50 units issued	1,500	1,500
Retained earnings (deficit)	(189)	(404)

Total General Units	1,311	1,096

Limited Units:
Paid in capital — 8,750,000 and 800,000 redeemable units issued and outstanding as of 2009 and 2008, respectively	210,500,911	24,539,494
Retained earnings (deficit)	18,932,116	(7,000,766)

Total Limited Units	229,433,027	17,538,728

Total shareholders’ equity	229,434,338	17,539,824

Total liabilities and shareholders’ equity	$229,623,343	$17,550,900

Net asset value per share
General Units	$26.22	$21.92
Limited Units	$26.22	$21.92
See accompanying notes to consolidated financial statements

GreenHaven Continuous Commodity Index Fund
Consolidated Schedule of Investments
December 31, 2009

	Percentage of	Fair	Face
Description	Net Assets	Value	Value
U.S. Treasury Obligations
U.S. Treasury Bills, 0.01% due January 21, 2010	23.97%	$54,999,285	$55,000,000
U.S. Treasury Bills, 0.07% due March 25, 2010	28.33	64,993,240	65,000,000

Total United States Treasury Obligations (cost $119,990,308)	52.30%	$119,992,525	$120,000,000

	Percentage of	Fair	Notional
Description	Net Assets	Value	Value
Unrealized Appreciation/(Depreciation) on Futures Contracts
Cocoa (136 contracts, settlement date March 16, 2010)	0.07%	$161,180	$4,473,040
Cocoa (137 contracts, settlement date May 13, 2010)	0.08	182,110	4,534,700
Cocoa (137 contracts, settlement date July 15, 2010)	0.07	154,330	4,530,590
Coffee (87 contracts, settlement date March 19, 2010)	(0.02)	(54,712)	4,435,369
Coffee (87 contracts, settlement date May 18, 2010)	(0.02)	(44,550)	4,489,200
Coffee (87 contracts, settlement date July 20, 2010)	(0.00) *	5,700	4,536,506
Copper (54 contracts, settlement date March 29, 2010)	0.24	548,875	4,517,775
Copper (54 contracts, settlement date May 26, 2010)	0.25	581,925	4,536,675
Copper (53 contracts, settlement date July 28, 2010)	0.20	449,350	4,465,912
Corn (212 contracts, settlement date March 12, 2010)	0.21	486,987	4,393,700
Corn (212 contracts, settlement date May 14, 2010)	0.22	503,862	4,497,050
Corn (212 contracts, settlement date July 14, 2010)	0.04	97,962	4,589,800
Cotton (118 contracts, settlement date March 09, 2010)	0.21	491,955	4,460,400
Cotton (117 contracts, settlement date May 06, 2010)	0.21	479,775	4,480,515
Cotton (118 contracts, settlement date July 08, 2010)	0.07	163,925	4,541,820
Florida Orange Juice (233 contracts, settlement date March 11, 2010)	0.13	292,253	4,510,298
Florida Orange Juice (236 contracts, settlement date May 10, 2010)	0.29	673,343	4,699,350
Florida Orange Juice (208 contracts, settlement date July 12, 2010)	0.10	220,958	4,235,400
Gold (41 contracts, settlement date February 24, 2010)	0.11	247,040	4,494,420
Gold (41 contracts, settlement date April 28, 2010)	0.12	285,440	4,500,160
Gold (41 contracts, settlement date June 28, 2010)	(0.03)	(73,280)	4,505,080
Heating Oil (31 contracts, settlement date January 29, 2010)	0.08	171,121	2,754,511
Heating Oil (30 contracts, settlement date February 26, 2010)	0.07	167,378	2,673,594
Heating Oil (30 contracts, settlement date March 31, 2010)	0.07	174,531	2,679,138
Heating Oil (30 contracts, settlement date April 30, 2010)	0.03	79,624	2,686,194
Heating Oil (30 contracts, settlement date May 28, 2010)	0.03	76,679	2,694,132
Lean Hogs (117 contracts, settlement date February 12, 2010)	0.12	279,190	3,070,080
Lean Hogs (117 contracts, settlement date April 15, 2010)	0.10	236,150	3,270,150
Lean Hogs (116 contracts, settlement date June 14, 2010)	0.03	81,640	3,585,560
Lean Hogs (117 contracts, settlement date July 15, 2010)	0.02	42,930	3,561,480
Light, Sweet Crude Oil (34 contracts, settlement date January 20, 2010)	0.07	165,770	2,698,240
Light, Sweet Crude Oil (34 contracts, settlement date February 22, 2010)	0.07	163,510	2,720,680
Light, Sweet Crude Oil (33 contracts, settlement date March 22, 2010)	0.07	153,050	2,660,790
Light, Sweet Crude Oil (33 contracts, settlement date April 20, 2010)	0.02	35,750	2,676,630
Light, Sweet Crude Oil (33 contracts, settlement date May 20, 2010)	0.02	35,980	2,692,470
Live Cattle (128 contracts, settlement date February 26, 2010)	(0.00) *	(2,580)	4,412,160
Live Cattle (128 contracts, settlement date April 30, 2010)	0.03	62,390	4,597,760
Live Cattle (128 contracts, settlement date June 30, 2010)	0.07	153,590	4,491,520
Natural Gas (49 contracts, settlement date January 27, 2010)	0.04	103,110	2,730,280
Natural Gas (49 contracts, settlement date February 24, 2010)	0.03	71,960	2,710,680
Natural Gas (48 contracts, settlement date March 29, 2010)	0.03	66,120	2,642,400
Natural Gas (48 contracts, settlement date April 28, 2010)	0.11	249,020	2,661,600
Natural Gas (48 contracts, settlement date May 26, 2010)	0.11	240,580	2,695,200
Platinum (91 contracts, settlement date April 28, 2010)	0.24	545,890	6,693,050
Platinum (92 contracts, settlement date July 28, 2010)	0.17	385,155	6,785,000
Silver (53 contracts, settlement date March 29, 2010)	(0.01)	(24,685)	4,463,925
Silver (53 contracts, settlement date May 26, 2010)	0.02	55,010	4,469,490
Silver (54 contracts, settlement date July 28, 2010)	(0.06)	(130,355)	4,559,220
Soybean (85 contracts, settlement date March 12, 2010)	0.13	303,288	4,456,125
Soybean (85 contracts, settlement date May 14, 2010)	0.15	340,100	4,478,438
Soybean (86 contracts, settlement date July 14, 2010)	0.09	198,900	4,554,775
Sugar (160 contracts, settlement date February 26, 2010)	0.28	638,098	4,829,440
Sugar (161 contracts, settlement date April 30, 2010)	0.23	522,222	4,549,474
Sugar (161 contracts, settlement date June 30, 2010)	0.19	423,725	4,150,966
Wheat (162 contracts, settlement date March 12, 2010)	0.12	268,175	4,386,150
Wheat (162 contracts, settlement date May 14, 2010)	0.11	263,200	4,495,500
Wheat (162 contracts, settlement date July 14, 2010)	(0.03)	(70,413)	4,584,600

Net Unrealized Appreciation on Futures Contracts	5.40%	$12,380,231	$229,249,162

*	Denotes greater than (0.005)% yet less than 0.000%
See accompanying notes to consolidated financial statements

GreenHaven Continuous Commodity Index Fund
Consolidated Schedule of Investments
December 31, 2008

	Percentage of	Fair	Face
Description	Net Assets	Value	Value
U.S. Treasury Obligations
U.S. Treasury Bill, 0.53% due February 5, 2009 (cost $4,998,396)	28.51%	$4,999,865	$5,000,000

	Percentage of	Fair	Notional
Description	Net Assets	Value	Value
Unrealized Appreciation (Depreciation) on Futures Contracts
Cocoa (13 contracts, settlement date March 16, 2009)	0.29%	$51,140	$346,450
Cocoa (13 contracts, settlement date May 13, 2009)	0.01	1,640	345,410
Cocoa (13 contracts, settlement date July 16, 2009)	0.47	82,790	343,980
Coffee (8 contracts, settlement date March 19, 2009)	(0.40)	(71,119)	336,150
Coffee (8 contracts, settlement date May 18, 2009)	(0.46)	(81,356)	342,900
Coffee (8 contracts, settlement date July 21, 2009)	(0.06)	(9,900)	349,500
Copper (10 contracts, settlement date March 27, 2009)	(0.22)	(38,538)	352,500
Copper (10 contracts, settlement date May 27, 2009)	(1.15)	(200,963)	355,125
Copper (9 contracts, settlement date July 29, 2009)	(0.34)	(59,513)	321,075
Corn (17 contracts, settlement date March 13, 2009)	(0.11)	(19,950)	345,950
Corn (16 contracts, settlement date May 14, 2009)	(0.37)	(64,500)	334,200
Corn (16 contracts, settlement date July 14, 2009)	0.08	14,663	342,400
Cotton (14 contracts, settlement date March 09, 2009)	0.02	3,505	343,140
Cotton (14 contracts, settlement date May 06, 2009)	(0.65)	(113,810)	345,170
Cotton (13 contracts, settlement date July 09, 2009)	0.20	34,965	328,965
Florida Orange Juice (31 contracts, settlement date March 11, 2009)	(0.46)	(80,873)	315,735
Florida Orange Juice (32 contracts, settlement date May 08, 2009)	(0.64)	(111,968)	345,360
Florida Orange Juice (31 contracts, settlement date July 13, 2009)	(0.36)	(63,195)	352,703
Gold (4 contracts, settlement date February 25, 2009)	0.16	28,270	353,720
Gold (4 contracts, settlement date April 28, 2009)	0.03	4,730	354,120
Gold (4 contracts, settlement date June 26, 2009)	0.31	54,980	354,480
Heating Oil (4 contracts, settlement date January 30, 2009)	(0.51)	(89,321)	242,273
Heating Oil (4 contracts, settlement date February 27, 2009)	(0.86)	(150,263)	246,557
Heating Oil (3 contracts, settlement date March 31, 2009)	(0.87)	(152,141)	187,689
Heating Oil (3 contracts, settlement date April 30, 2009)	(0.29)	(50,518)	190,461
Heating Oil (3 contracts, settlement date May 29, 2009)	(0.19)	(33,835)	193,296
Lean Hogs (9 contracts, settlement date February 13, 2009)	(0.13)	(22,780)	219,150
Lean Hogs (9 contracts, settlement date April 15, 2009)	(0.19)	(33,680)	247,320
Lean Hogs (9 contracts, settlement date June 12, 2009)	(0.01)	(990)	287,640
Lean Hogs (9 contracts, settlement date July 15, 2009)	0.01	1,510	286,830
Light, Sweet Crude Oil (5 contracts, settlement date January 20, 2009)	(0.47)	(81,800)	223,000
Light, Sweet Crude Oil (4 contracts, settlement date February 20, 2009)	(0.79)	(139,260)	194,360
Light, Sweet Crude Oil (4 contracts, settlement date March 20, 2009)	(0.40)	(69,720)	202,280
Light, Sweet Crude Oil (4 contracts, settlement date April 21, 2009)	(0.16)	(27,460)	207,840
Light, Sweet Crude Oil (4 contracts, settlement date May 19, 2009)	(0.14)	(25,390)	212,640
Live Cattle (10 contracts, settlement date February 27, 2009)	(0.17)	(30,520)	344,200
Live Cattle (10 contracts, settlement date April 30, 2009)	(0.24)	(42,410)	356,400
Live Cattle (9 contracts, settlement date June 30, 2009)	(0.05)	(9,700)	310,320
Natural Gas (4 contracts, settlement date January 28, 2009)	(0.02)	(4,090)	224,880
Natural Gas (4 contracts, settlement date February 25, 2009)	(0.42)	(74,570)	226,280
Natural Gas (4 contracts, settlement date March 27, 2009)	(0.53)	(93,420)	229,000
Natural Gas (3 contracts, settlement date April 28, 2009)	(0.11)	(20,160)	173,850
Natural Gas (3 contracts, settlement date May 27, 2009)	(0.08)	(13,380)	177,120
Platinum (11 contracts, settlement date April 28, 2009)	0.26	46,325	517,825
Platinum (10 contracts, settlement date July 29, 2009)	0.27	46,800	473,250
Silver (6 contracts, settlement date March 27, 2009)	0.18	31,825	338,850
Silver (6 contracts, settlement date May 27, 2009)	(0.43)	(74,830)	339,210
Silver (6 contracts, settlement date July 29, 2009)	0.28	49,770	339,450
Soybean (7 contracts, settlement date March 13, 2009)	(0.11)	(18,838)	343,000
Soybean (7 contracts, settlement date May 14, 2009)	(0.50)	(87,738)	347,025
Soybean (7 contracts, settlement date July 14, 2009)	0.21	35,788	350,963
Sugar (26 contracts, settlement date February 27, 2009)	(0.04)	(7,806)	343,907
Sugar (25 contracts, settlement date April 30, 2009)	(0.24)	(41,742)	344,400
Sugar (24 contracts, settlement date June 30, 2009)	0.08	14,605	340,301
Wheat (11 contracts, settlement date March 13, 2009)	(0.14)	(24,412)	335,913
Wheat (11 contracts, settlement date May 14, 2009)	(0.44)	(77,575)	342,925
Wheat (11 contracts, settlement date July 14, 2009)	0.17	30,438	348,700

Net Unrealized Depreciation on Futures Contracts	(10.72)%	$(1,880,290)	$17,498,138

See accompanying notes to consolidated financial statements.

GreenHaven Continuous Commodity Index Fund
Consolidated Statements of Income and Expenses
For the Years Ended December 31, 2009, 2008, and 2007(i)

	2009	2008
Income
Interest Income	$126,329	$338,455

Expenses
Management fee to related party	1,018,526	188,888
Brokerage commissions and fees	287,584	54,945

Total expenses	1,306,110	243,833

Net Investment Income (Loss)	(1,179,781)	94,622

Realized and Net Change in Unrealized Gain (Loss) on Investments and Futures Contracts
Realized Gain (Loss) on
Investments	397	2,725
Futures Contracts	12,851,212	(5,219,696)

Net Realized Gain (Loss)	12,851,609	(5,216,971)

Net Change in Unrealized Gain (Loss) on
Investments	748	1,469
Futures Contracts	14,260,521	(1,880,290)

Net Change in Unrealized Gain (Loss)	14,261,269	(1,878,821)

Net Realized and Unrealized Gain (Loss) on Investments and Future Contracts	27,112,878	(7,095,792)

Net Income (Loss)	$25,933,097	$(7,001,170)

(i)	There were no items of income or expense for the year ended December 31, 2007. The Fund commenced investment operations on January 23, 2008.
See accompanying notes to consolidated financial statements

GreenHaven Continuous Commodity Index Fund
Consolidated Statement of Changes in Shareholders’ Equity
For the Year Ended December 31, 2009

	General Units				Limited Units				Total
				Total				Total
				General				Limited	Total
	General Units		Accumulated	Shareholders’	Limited Units		Accumulated	Shareholders’	Shareholders’
	Units	Amount	Defecit	Equity	Units	Amount	Earnings	Equity	Equity
Balance at January 1, 2009	50	$1,500	$(404)	$1,096	800,000	$24,539,494	$(7,000,766)	$17,538,728	$17,539,824
Sale of Units	—	—	—	—	11,000,000	260,518,098	—	260,518,098	260,518,098
Redemption of Limited Units	—	—	—	—	(3,050,000)	(74,556,681)	—	(74,556,681)	(74,556,681)
Net gain:
Net investment loss	—	—	(14)	(14)	—	—	(1,179,767)	(1,179,767)	(1,179,781)
Net realized gain (loss) on Investments and Futures Contracts	—	—	(2)	(2)	—	—	12,851,611	12,851,611	12,851,609
Net change in unrealized gain on Investments and Futures Contracts	—	—	231	231	—	—	14,261,038	14,261,038	14,261,269

Net gain	—	—	215	215	—	—	25,932,882	25,932,882	25,933,097

Balance at December 31, 2009	50	$1,500	$(189)	$1,311	8,750,000	$210,500,911	$18,932,116	$229,433,027	$229,434,338

See accompanying notes to consolidated financial statements

GreenHaven Continuous Commodity Index Fund
Consolidated Statement of Changes in Shareholders’ Equity
For the Year Ended December 31, 2008

	General Units					Limited Units				Total
					Total				Total
					General				Limited	Total
	General Units		Accumulated	Subscription	Shareholders’	Limited Units		Accumulated	Shareholders’	Shareholders’
	Units	Amount	Deficit	Receivable	Equity	Units	Amount	Deficit	Equity	Equity
Balance at January 1, 2008	50	$1,500	$—	$(1,500)	$—	—	$—	$—	$—	$—
Collection of Subscription receivable				1,500	1,500
Sale of Units	—	—	—	—	—	1,550,000	49,787,546	—	49,787,546	49,787,546
Redemption of Limited Units	—	—	—	—	—	(750,000)	(25,248,052)	—	(25,248,052)	(25,248,052)
Net loss:
Net investment income	—	—	6	—	6	—	—	94,616	94,616	94,622
Net realized loss on Investments and Futures Contracts	—	—	(359)	—	(359)	—	—	(5,216,612)	(5,216,612)	(5,216,971)
Net change in unrealized loss on Investments and Futures Contracts	—	—	(51)	—	(51)	—	—	(1,878,770)	(1,878,770)	(1,878,821)

Net loss:	—	—	(404)	—	(404)	—	—	(7,000,766)	(7,000,766)	(7,001,170)

Balance at December 31, 2008	50	$1,500	$(404)	$—	$1,096	800,000	$24,539,494	$(7,000,766)	$17,538,728	$17,539,824

See accompanying notes to consolidated financial statements

GreenHaven Continuous Commodity Index Fund
Consolidated Statement of Changes in Shareholders’ Equity
For the Year Ended December 31, 2007

	General Units					Limited Units				Total
					Total				Total
					General				Limited	Total
	General Units		Accumulated	Subscription	Shareholders’	Limited Units		Accumulated	Shareholders’	Shareholders’
	Units	Amount	Earnings	Receivable	Equity	Units	Amount	Earnings	Equity	Equity
Balance at January 1, 2007	50	$1,500	$—	$(1,500)	$—	$—	$—	$—	$—	$—
Activity for 2007	—	—	—	—	—	—	—	—	—	—

Balance at December 31, 2007	50	$1,500		$(1,500)	$—	$—	$—	$—	$—	$—

See accompanying notes to consolidated financial statements

GreenHaven Continuous Commodity Index Fund
Consolidated Statement of Cash Flows
For the Years Ended December 31, 2009, 2008, and 2007(i)

	2009	2008
Cash flow from operating activities:
Net Gain/Loss	$25,933,097	$(7,001,170)
Adjustments to reconcile net gain to net cash used for operating activities:
Purchase of investment securities	(604,867,964)	(101,741,449)
Proceeds from sale of investment securities	489,996,097	97,065,528
Net accretion of discount and amortization of premium	(119,648)	(319,750)
Net realized gain on investment securities	(397)	(2,725)
Unrealized (appreciation) depreciation on investments	(14,261,269)	1,878,821
(Increase) decrease in capital shares receivable and other assets	1,099,695	(1,099,695)
Increase in accrued expenses	177,929	11,076

Net cash used for operating activities	(102,042,460)	(11,209,364)

Cash flows from financing activities:
Collection of subscription receivable	—	1,500
Proceeds from sale of Limited Units	260,518,098	49,787,546
Redemption of Limited Units	(74,556,681)	(25,248,052)

Net cash provided by financing activities	185,961,417	24,540,994

Net change in cash	83,918,957	13,331,630
Cash held by broker at beginning of period	13,331,630	—

Cash held by broker at end of period	$97,250,587	$13,331,630

(i)	There were no cash transactions or any activities affecting cash for the year ended December 31, 2007. The Fund commenced investment operations on January 23, 2008.
See accompanying notes to consolidated financial statements

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2009, 2008, and 2007
(1) Organization
The GreenHaven Continuous Commodity Index Fund (the “Fund”) was formed as a Delaware statutory trust on October 27, 2006, and GreenHaven Continuous Commodity Master Index Fund (the “Master Fund”), was formed as a Delaware statutory trust on October 27, 2006. The Fund offers common units of beneficial interest (the “Shares”). Upon inception of the Fund, 50 General Units of the Fund were issued to GreenHaven Commodity Services, LLC (the “Managing Owner”) in exchange for a capital contribution of $1,500. The Managing Owner serves the Fund as commodity pool operator, commodity trading advisor, and managing owner.
Shares are purchased from the Fund only by Authorized Participants in one or more blocks of 50,000 Shares, called a Basket. The proceeds from the offering of Shares are invested in the Master Fund. The Master Fund actively trades exchange traded futures on the commodities comprising the Reuters Continuous Commodity Index (“the Index”), with a view to tracking the performance of the Index over time. The Master Fund’s portfolio also includes United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities. The Fund wholly owns the Master Fund.
The Fund and Master Fund registration statement for the issuance of 4,000,000 Shares went effective on December 5, 2007. The Fund and Master Fund commenced investment operations on January 23, 2008 with the offering of 350,000 Shares in exchange for $10,500,000. The Fund commenced trading on the American Stock Exchange (the AMEX) on January 24, 2008. On November 24, 2008 the Fund de-listed from the AMEX and on November 25, 2008 the Fund listed on NYSE Arca. On May 14, 2009 the Fund registered an additional 21,000,000 units. Prior to January 23, 2008, the only activity in the Fund was the subscription in 2006 by the Managing Owner for the General Units and the related payment for them in January 2008. Accordingly, Statements of Income and Expenses and Cash Flows are inapplicable for the year ended December 31, 2007.
The Index is intended to reflect the performance of certain commodities. The commodities comprising the Index (the “Index Commodities”) are: corn, soybeans, wheat, live cattle, lean hogs, gold, silver, copper, cocoa, coffee, sugar, cotton, orange juice, platinum, crude oil, heating oil, and natural gas.
The Managing Owner and the Shareholders share in any profits and losses of the Fund attributable to the Fund in proportion to the percentage interest owned by each.
The Managing Owner, the Fund and the Master Fund retain the services of third party service providers to operate the ongoing operations of the Fund and the Master Fund. (See Note (2)).
(2) Service Providers and Related Party Agreements
(a) “The Trustee” — CSC Trust is the trustee for the Fund and Master Fund. CSC Trust is headquartered in Wilmington, DE.
(b) “The Managing Owner” — GreenHaven Commodity Services, LLC is the managing owner of the Fund and Master Fund and is responsible for the day to day operations of both entities. The Managing Owner charges the Fund a management fee for its services. GreenHaven Commodity Services, LLC is a Delaware limited liability company with operations in Atlanta, GA.

(c) “The Administrator” — The Bank of New York Mellon Corporation has been appointed by the Managing Owner as the administrator, custodian and transfer agent of the Fund and the Master Fund, and has entered into separate administrative, custodian, transfer agency and service agreements (collectively referred to as the “Administration Agreement”). Pursuant to the Administration Agreement, the Administrator performs or supervises the services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including receiving net asset value calculations, accounting and other fund administrative services. As the Fund’s transfer agent, the Administrator will process additions and redemptions of Shares. These transactions will be processed on Depository Trust Company’s (“DTC’s”) book entry system. The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants. The Bank of New York Mellon Corporation is based in New York, New York.
(d) “The Commodity Broker” — Morgan Stanley & Co. Incorporated (“MS&Co.”) is the Master Fund’s Commodity Broker. In its capacity as the Commodity Broker, it executes and clears each of the Master Fund’s futures transactions and performs certain administrative services for the Master Fund. MS&Co. is based in New York, New York.
(e) “The Distributor” — The Managing Owner, on behalf of the Fund and the Master Fund, has appointed ALPS Distributors, Inc., or the Distributor, to assist the Managing Owner and the Administrator with certain functions and duties relating to the creation and redemption of Baskets, including receiving and processing orders from Authorized Participants to create and redeem Baskets, coordinating the processing of such orders and related functions and duties. The Distributor retains all marketing materials and Basket creation and redemption books and records at c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203; Telephone number (303) 623-2577. Investors may contact the Distributor toll-free in the U.S. at (800) 320-2577. The Fund has entered into a Distribution Services Agreement with the Distributor.
The Distributor is affiliated with ALPS Mutual Fund Services, Inc., a Denver-based service provider of administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds, with over 100,000 shareholder accounts and approximately $10 billion in client mutual fund assets under administration. The Distributor provides distribution services and has approximately $120 billion in client assets under distribution.
(f) “The Authorized Participant” — Authorized Participants may create or redeem shares of the Master Fund. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company, or DTC, and (3) have entered into a participant agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between the Fund and the Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Fund.
(3) Summary of Significant Accounting Policies
(a) Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.
(b) Cash Held by Broker
The Fund defines cash held by broker to be highly liquid investments, with original maturities of three months or less when acquired. MS&Co. allows the Fund to apply its Treasury Bill portfolio towards its initial margin requirement for the Fund’s futures positions, hence all cash held by broker is unrestricted cash. The cash and Treasury bill positions are held in segregated accounts at MS&Co and are not insured by the Federal Deposit Insurance Corporation.

(c) United States Treasury Obligations
The Fund records purchases and sales of United States Treasury Obligations on a trade date basis. These holdings are marked to market based on quoted market closing prices. The Fund holds United States Treasury Obligations for deposit with the Master Fund’s commodity brokers as margin and for trading and held against initial margin of the open futures contracts. Interest income is recognized on an accrual basis when earned. Premiums and discounts are amortized or accreted over the life of the United States Treasury Obligations.
(d) Income Taxes
The Fund accounts for uncertainty in income taxes pursuant to the applicable accounting standard, which provides measurement, presentation and disclosure guidance related to uncertain tax positions. The guidance addresses how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this topic, the Fund must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. The Fund’s reassessment of its tax positions did not have a material impact on the Fund’s financial condition, results of operations or liquidity.
The Fund and Master Fund are classified as a grantor trust and a partnership respectively, for U.S. federal income tax purposes. Accordingly, neither the Fund nor the Master Fund is subject to U.S. federal, state, or local income taxes. Accordingly, no provision for federal, state, and local income taxes has been made in the accompanying consolidated financial statements, as investors are individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.
(e) Futures Contracts
The Fund purchases and holds commodity futures contracts for investment purposes. These contracts are recorded on a trade date basis and open contracts are valued daily at settlement prices provided by the relevant exchanges. In the consolidated statement of financial condition, futures contracts are presented at their published settlement prices on the last business day of the period, in accord with the fair value accounting standard. Since these contracts are actively traded in markets that are directly observable and which provide readily available price quotes, their market value is deemed to be their fair value under the fair value accounting standard. (see Note 4 — Fair Value Measurements)
However, when market closing prices are not available, the Managing Owner may value an asset of the Master Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with the fair value accounting standard. Realized gains (losses) and changes in unrealized appreciation (depreciation) on open positions are determined on a specific identification basis and recognized in the consolidated statement of income and expenses in the period in which the contract is closed or the changes occur, respectively.
(f) Basis of Presentation and Consolidation
Upon the initial offering of the limited shares of the Fund, 100% of the capital raised by the Fund was used to purchase common units of beneficial interest of the Master Fund. The financial statement balances of the Master Fund were consolidated with the Fund’s financial statement balances beginning with the first reporting period subsequent to the initial offering, and all significant inter-company balances and transactions were eliminated.
(g) Recently Issued Accounting Pronouncements
The FASB has issued additional disclosure guidance, clarifying existing disclosure requirements, about fair value measurements. The additional requirements include disclosure regarding the amounts and reasons for significant transfers in and out of Level 1 and 2 of the fair value hierarchy and also separate presentation of purchases, sales, issuances and settlements of items measured using significant unobservable inputs (i.e. Level 3). The guidance clarifies existing disclosure requirements regarding the inputs and valuation techniques used to measure fair value for measurements that fall in either Level 2 or Level 3 of the hierarchy. The requirements are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Fund is evaluating the impact this new guidance will have on its financial statements.
(h) Recently Adopted Accounting Standards
In June 2009, the Financial Accounting Standards Board (“FASB”) issued new accounting requirements, which made the FASB Accounting Standards Codification (“Codification”) the single source of authoritative literature for U.S. accounting and reporting standards. The Codification is not meant to change existing GAAP but rather provide a single source for all literature. The Fund adopted the standard during the quarter ended September 30, 2009, which required changing certain disclosures in the financial statements to reflect Codification or “Plain English” references rather than references to FASB Statements, Staff Positions or Emerging Issues Task Force Abstracts. The adoption of this requirement is reflected in certain disclosures in the financial statements but did not have an impact on the Fund’s financial position, results of operations, or cash flows.
Effective January 1, 2009, the Fund adopted a new accounting standard that requires enhanced disclosures about the Fund’s derivative instruments and hedging activities. The new disclosures required by this standard are reflected in Note 5.
During the quarter ended June 30, 2009, the Fund adopted a new accounting standard which establishes general standards of accounting and disclosure of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. The Fund has added disclosure in this Note 12 regarding which subsequent events have been evaluated.
The FASB has issued guidance allowing entities determining the fair value of a liability to use the perspective of an investor that holds the related obligation as an asset. The guidance was effective for interim and annual periods beginning after August 27, 2009 and applied to all fair value measurements of liabilities. This accounting standards update did not have a material impact on the Fund’s financial statements.
(4) Fair Value Measurements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 defines fair value, establishes framework for the measurement of fair value, and enhances disclosures about fair value measurements. The Statement does not require any new fair value measures. The Fund adopted ASC 820 when investment operations commenced on January 23, 2008. The Fund believes that all of the measurements of operations are recurring measurements. The assets of the Fund are either exchange-traded or government securities that have widely disseminated market prices.
Additional guidance in applying this standard became effective for the Company for the second fiscal quarter of 2009. This guidance relates to valuations when the volume of relevant transactions has decreased or when transactions have become “not orderly.” The Fund believes that there have been no circumstances to date in which application of this guidance has had an impact on the Fund’s financial statements.
The Fund utilizes various inputs used in determining the value of the Fund’s investments. These inputs are summarized in the three broad levels listed below as follows:
Level 1 — quoted prices in active markets for identical securities
Level 2 — other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)

Level 3 — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)
The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. A summary of the Fund’s assets and liabilities at fair value as of December 31, 2009, classified according to the levels used to value them, are as follows:

		Other
	Quoted Prices in	Significant	Significant
	Active Market	Observable	Unobservable
Assets	(Level 1)	Inputs (Level 2)	Inputs (Level 3)	Totals
U.S. Treasuries	$—	$119,992,525	$—	$119,992,525
Futures Contracts	12,380,231	—	—	12,380,231

Total	$12,380,231	$119,992,525	$—	$132,372,756

Other
	Quoted Prices in	Significant	Significant
	Active Market	Observable	Unobservable
Liabilities	(Level 1)	Inputs (Level 2)	Inputs (Level 3)	Totals
Futures Contracts	$—	$—	$—	$—

Total	$—	$—	$—	$—

A summary of the Fund’s assets and liabilities at fair value as of December 31, 2008, classified according to the levels used to value them, are as follows:

		Other
	Quoted Prices in	Significant	Significant
	Active Market	Observable	Unobservable
Assets	(Level 1)	Inputs (Level 2)	Inputs (Level 3)	Totals
U.S. Treasuries	$—	$4,999,865	$—	$4,999,865
Futures Contracts	(1,880,290)	—	—	(1,880,290)

Total	$(1,880,290)	$4,999,865	$—	$3,119,575

Other
	Quoted Prices in	Significant	Significant
	Active Market	Observable	Unobservable
Liabilities	(Level 1)	Inputs (Level 2)	Inputs (Level 3)	Totals
Futures Contracts	$—	$—	$—	$—

Total	$—	$—	$—	$—

(5) Derivative Instruments and Hedging Activities
The Fund uses derivative instruments as part of its principal investment strategy to achieve its investment objective. As of December 31, 2009, the Funds were invested in futures contracts.
At December 31, 2009, the fair values of derivative instruments were as follows:

Derivative Instruments	Asset Derivatives*	Liability Derivatives*	Net Derivatives*
Futures Contracts	$12,380,231	$—	$12,380,231

*	Fair values of derivative instruments include variation margin receivable for futures contracts.

The following is a summary of the realized and unrealized gains of the derivative instruments utilized by the Fund, categorized by risk exposure, for the year ended December 31, 2009:

	Realized Gain on	Net Change in Unrealized Gain
Derivative Instruments	Derivative Instruments	on Derivative Instruments
Futures Contracts	$12,851,212	$14,260,521
At December 31, 2008, the fair values of derivative instruments were as follows:

Derivative Instruments	Asset Derivatives*	Liability Derivatives*	Net Derivatives*
Futures Contracts	$(1,880,290)	$—	$(1,880,290)

*	Fair values of derivative instruments include variation margin receivable/payable for futures contracts.
The following is a summary of the realized and unrealized losses of the derivative instruments utilized by the Fund, categorized by risk exposure, for the year ended December 31, 2008:

	Realized Loss on	Net Change in Unrealized Gain
Derivative Instruments	Derivative Instruments	on Derivative Instruments
Futures Contracts	$(5,219,696)	$(1,880,290)
(6) Financial Instrument Risk
In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The financial instruments used by the Fund are commodity futures, whose values are based upon an underlying asset and generally represent future commitments to have a reasonable possibility to be settled in cash or through physical delivery. These instruments are traded on an exchange and are standardized contracts.
Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including fluctuations in commodity prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and the Managing Owner was unable to offset such positions, the Fund could experience substantial losses.
Credit risk is the possibility that a loss may occur due to the failure of an exchange clearinghouse to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of assets and liabilities and not represented by the contract or notional amounts of the instruments.
The Fund and the Master Fund have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business.

(7) Share Purchases and Redemptions
(a) Purchases
Shares may be purchased from the Fund only by certain eligible financial institutions (“Authorized Participants”) in one or more blocks of 50,000 Shares, called Baskets. The Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 50,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.
(b) Redemptions
On any business day, an Authorized Participant may place an order with the Distributor to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid redemption order is the redemption order date. The redemption procedures allow only Authorized Participants to purchase and redeem Baskets. Individual Shareholders may not redeem Shares directly from the Fund.
By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.
The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the redemption order date. The Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.
The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Administrator is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Administrator and the Managing Owner may from time to time agree upon.
The Distributor may, in its discretion, and will when directed by the Managing Owner, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. In addition, the Distributor will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the Fund declines during the period of the delay. Under the Distribution Services Agreement, the Managing Owner and the Distributor may disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(8) Operating Expenses
(a) Management Fee
The Master Fund pays the Managing Owner a management fee (the “Management Fee”) monthly in arrears, in an amount equal to 0.85% per annum of the net asset value of the Master Fund. No separate management fee will be paid by the Fund. The Management Fee will be paid in consideration of the use of the license for the Thomson Reuters Continuous Commodity Index held by GreenHaven, LLC, a Georgia limited liability company formed in August 2005, and its subsidiary GreenHaven Commodity Services, LLC, as well as for commodity futures trading advisory services. The management fee incurred for the years ended December 31, 2009 and 2008 was $1,018,526 and $188,888, respectively. The management fee was charged to the Fund and paid to the Managing Owner. The Fund did not commence investment operations until January 23, 2008 so there were no management fees incurred for the year ended December 31, 2007.
(b) Organization and Offering Expenses
Expenses incurred in connection with organizing the Fund and the Master Fund and the offering of the Shares will be paid by GreenHaven, LLC. GreenHaven, LLC is the sole member of the Managing Owner. The Fund and the Master Fund do not have an obligation to reimburse GreenHaven, LLC or its affiliates for organization and offering expenses paid on their behalf.
(c) Brokerage Commissions and Fees
The Master Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $20 per round-turn trade. A round-turn trade is a buy and sell pair. The Managing Owner does not expect brokerage commissions and fees to exceed 0.24% of the net asset value of the Master Fund in any year. Brokerage commissions and fees will be charged against the Master Fund’s Assets on a per transaction basis on the date of the transaction. The brokerage commissions and trading fees incurred for the years ended December 31, 2009 and 2008 were $287,584 and $54,945, respectively. The Fund did not commence investment operations until January 23, 2008 so there were no brokerage commissions or fees incurred for the year ended December 31, 2007. These fees were charged to the Fund and paid to the Commodity Broker. Brokerage commissions and trading fees are typically charged by the Commodity Broker to the Fund on a half-turn basis, i.e. half is charged when a contract is opened and half is charged when a position is closed. Currently, the Fund accrues monthly an amount equal to 0.02% of the net asset value of the Master Fund.
(d) Extraordinary Fees and Expenses
The Master Fund will pay all the extraordinary fees and expenses, if any, of the Fund and the Master Fund. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. There have been no extraordinary fees and expenses since the Fund commenced investment operations on January 23, 2008.
(e) Routine Operational, Administrative and Other Ordinary Expenses
During the Continuous Offering Period the Managing Owner pays all of the routine operational, administrative and other ordinary expenses of the Index Fund and the Master Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, legal fees and expenses, tax preparation expenses, filing fees, fees in connection with fund administration, and printing, mailing and duplication costs.
(9) Termination
The term of the Fund is perpetual, unless terminated in certain circumstances as set forth below.
The Fund will dissolve at any time upon the happening of any of the following events:

(i)	The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Fund or (ii) within ninety (90) days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor Managing Owner as provided above within one hundred and twenty (120) days of such event of withdrawal, Shareholders holding Shares representing at least seventy-five percent (75%) of the net asset value (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a Managing Owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and continue as Shareholders of the reconstituted trust.

(ii)	The occurrence of any event which would make unlawful the continued existence of the Fund.

(iii)	In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated).

(iv)	The Fund becomes insolvent or bankrupt.

(v)	The Shareholders holding Shares representing at least seventy-five percent (75%) of the Net Asset Value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

(vi)	The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund.

(vii)	The Fund becoming required to be registered as an investment company under the Investment Company Act of 1940.
DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.
(10) Profit and Loss Allocations and Distributions
The Managing Owner and the Shareholders share in any profits and losses of the Fund attributable to the Fund in proportion to the percentage interest owned by each. Distributions may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the shareholders.
(11) Net Asset Value and Financial Highlights
The Fund is presenting the following net asset value and financial highlights related to investment performance and operations for a Share outstanding for the periods ended December 31, 2009 and December 31, 2008. The net investment income and total expense ratios have been annualized. The total return is based on the change in net asset value of the Shares during the period. An individual investor’s return and ratios may vary based on the timing of capital transactions.

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008 (iii)

Net Asset Value
Net asset value per Limited Share, beginning of period	$21.92	$30.00

Net realized and unrealized gain (loss) from investments and futures contracts	4.53	(8.20)
Net investment income (loss)	(0.23)	0.12

Net increase (decrease) in net assets from operations	4.30	(8.08)

Net asset value per Limited Share, end of period	26.22	21.92

Market value per Limited Share, beginning of period	21.92	30.00

Market value per Limted Share, end of period	$26.32	$21.92

Ratio to average net assets (i)
Net investment income (loss)	(0.98)%	0.43%
Total expenses	1.08%	1.10%

Total Return, at net asset value (ii)	19.62%	(26.90	)% (iv)

Total Return, at market value (ii)	20.07%	(26.90	)% (iv)

(i)	Percentages are annualized.

(ii)	Percentages are not annualized.

(iii)	Reflects operating results since January 23, 2008, the date of commencement of investment operations.

(iv)	Percentages are calculated for the period January 23, 2008 to December 31, 2008 based on initial offering price upon commencement of investment operations of $30.00.
(12) Subsequent Events
For purposes of disclosure in the financial statements, the Fund has evaluated events occurring between the end of its fiscal year, December 31, 2009 and when the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Member of
GreenHaven Commodity Services, LLC
We have audited the accompanying statements of financial condition of GreenHaven Commodity Services, (the “Company”) as of December 31, 2009 and 2008 and the related statements of income and expenses, changes in member’s capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GreenHaven Commodity Services, LLC as of December 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP
Atlanta, Georgia
April 29, 2010

GREENHAVEN COMMODITY SERVICES, LLC
STATEMENTS OF FINANCIAL CONDITION
As of December 31, 2009 and December 31, 2008

	as of	as of
	December 31,	December 31,
	2009	2008
Assets
Cash	$5,305	$6,583
Management Fee Receivable	149,819	11,075
Receivable from Affiliate	55,948	1,309
License	—	46,400
Investment in GreenHaven Continuous Commodity Index Master Fund	1,311	1,096

Total assets	$212,383	$66,463

Liabilities and Member’s Capital
Liabilities:

Accounts payable	$389,218	$201,075

Total liabilities	389,218	201,075

Member’s capital (deficit):
Member’s deficit	(176,835)	(131,612)
Subscription receivable — GreenHaven LLC	—	(3,000)

Total member’s deficit	(176,835)	(134,612)

Total liabilities and member’s deficit	$212,383	$66,463

The accompanying notes are an integral part of these statements.

GREENHAVEN COMMODITY SERVICES, LLC
STATEMENTS OF INCOME AND EXPENSE
For the Years ended December 31, 2009 and December 31, 2008

	Year ended	Year ended
	December 31,	December 31,
	2009	2008
Income:
Management fees	$1,018,527	$188,887
Interest income	34	—

Total income	1,018,561	188,887

Expense:
Audit fees and tax services	309,028	77,118
Administrator fees	191,326	124,629
License expense	172,455	42,463
Legal fees	130,898	18,937
Marketing costs	109,358	39,854
Regulatory fees	78,400	—
Printing	32,358	6,076
Exchange fees	17,000	19,057
Other	23,176	15,207

Total expenses	1,063,999	343,341

Gain (Loss)on investment	215	(404)

Net loss	$(45,223)	$(154,858)

The accompanying notes are an integral part of these statements.

GREENHAVEN COMMODITY SERVICES, LLC
STATEMENTS OF CHANGES IN MEMBER’S CAPITAL (DEFICIT)
For the Years Ended December 31, 2009 and December 31, 2008

	Member’s Capital	Subscription
	(Deficit)	Receivable	Total
December 31, 2007	$5,000	$(4,500)	$500
Capital Contribution in 2008	18,246	1,500	19,746
Net Loss 2008	(154,858)	—	(154,858)

December 31, 2008	(131,612)	(3,000)	(134,612)
Capital Contribution in 2009	—	3,000	3,000
Net Loss 2009	(45,223)	—	(45,223)

December 31, 2009	$(176,835)	$—	$(176,835)

The accompanying notes are an integral part of these statements

GREENHAVEN COMMODITY SERVICES, LLC
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2009 and December 31, 2008

	2009	2008
Cash flows from operating activities:
Net loss	$(45,223)	$(154,858)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Unrealized loss (gain) on investment	(215)	404
Amortization of License Fee	46,400	42,463
Receivable Management Fee	(138,744)	(11,075)
Receivable from affiliate	(54,639)	(1,309)
Purchase of License Asset	—	(70,617)
Accounts Payable	188,143	201,075

Net cash provided by (used in) operating activities	(4,278)	6,083

Cash flows from investing activities:
Investment in GCC Master Fund	—	(1,500)

Net cash used in investing activities	—	(1,500

Cash flows from financing activities:
Capital contribution from GreenHaven LLC	3,000	1,500

Net cash provided by financing activities	3,000	1,500

Increase (decrease) in cash	(1,278)	6,083
Cash held at beginning of period	6,583	500

Cash held at end of period	$5,305	$6,583

Non-cash Financing Activity
GreenHaven, LLC also made a non-cash contribution of $18,246 during 2008 equal to the amortized value of a license from Thomson Reuters.
The accompanying notes are an integral part of these statements.

Notes to Financial Statements
GreenHaven Commodity Services, LLC
(1) Organization
GreenHaven Commodity Services, LLC (the “Company,” or the “Managing Owner”), a Delaware limited liability company, was formed on October 18, 2006, and is a wholly owned subsidiary of GreenHaven, LLC. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company serves as the managing owner of GreenHaven Continuous Commodity Index Fund (the “Index Fund”) and GreenHaven Continuous Commodity Index Master Fund (the “Master Fund”) and is also the commodity pool operator and commodity trading advisor for the Index Fund and the Master Fund (collectively the “Funds”).
The Index Fund is organized as a Delaware statutory trust that issues units that may be purchased or sold on the New York Stock Exchange ARCA. Shares may be purchased or redeemed from the Fund only in one or more blocks of 50,000 Shares, called a Basket. The Index Fund invests the proceeds of its offering of Shares in the Master Fund. The Master Fund is organized as a Delaware statutory trust and actively invests in exchange-traded futures on the commodities comprising the Continuous Commodity Total Return Index (CCI-TR), or the Index, with a view to tracking the performance of the Index over time. The sponsor of the Index Fund is the Managing Owner, which has an exclusive license expiring October 1, 2010 with Thomson Reuters America, LLC which developed, owns and operates the Index. The Index is a trademark of Thomson Reuters America, LLC.
The Index Fund is not a mutual fund registered under the Investment Company Act of 1940, as amended, and is not subject to regulation under such Act.
(2) Summary of Significant Accounting Policies
(a) Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period of the financial statements. Actual results could differ from those estimates.
(b) Revenue Recognition
The Managing Owner recognizes revenue in the period earned under the terms of its management agreement with the Funds. This agreement provides for fees based upon a percentage of the daily average net asset value of the Funds. Under the Funds’ respective Agreements, the Managing Owner is responsible for investing the assets of the Funds in accordance with the objectives and policies of the Funds. In addition, the Company has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Funds. For these services, the Funds are contractually obligated to pay the Company a management fee, which is paid monthly, based on the average daily net assets of the Funds. The GreenHaven Continuous Commodity Index Master Fund pays a fee equal to 0.85% per annum on average daily net assets of the Funds. As a result the Management fee is accrued daily to reflect the monthly payment of the management fee to the Managing Owner.
The Funds pay for all brokerage expenses. Other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”) formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent units after their initial registration and all legal, accounting, printing and other expenses associated therewith are paid by the Managing Owner. The Managing Owner also pays the fees and expenses of its independent directors. These policies have been in place since the Managing Owner assumed these expenses from the Fund retroactively from commencement of investment operations on January 23, 2008.

(c) Cash and cash equivalents
The Company defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less when acquired.
(d) Income Taxes
The Company accounts for uncertainty in income taxes pursuant to the applicable accounting standard, which provides measurement, presentation and disclosure guidance related to uncertain tax positions. The guidance addresses how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this topic, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. The Company’s reassessment of its tax positions did not have a material impact on the Company’s financial condition, results of operations or liquidity.
The Company is classified as a partnership, for U.S. federal income tax purposes. Accordingly, the Company is not subject to U.S. federal, state, or local income taxes, therefore no provision for federal, state, and local income taxes has been made in the accompanying financial statements, as owners of the Company are individually liable for income taxes, if any, on their allocable share of the Company’s income, gain, loss, deductions and other items.
(e) License Asset The Company holds an exclusive license from Thomson Reuters America, LLC (“Reuters”) that allows the Funds to track the Continuous Commodity Index (“CCI”) and pays certain fees to Reuters to maintain the license. Initially, these fees were paid in advance, capitalized at cost, recognized as a License Asset on the balance sheet, and then ratably amortized to expense as the time period of the license elapsed. The licensing agreement has been revised so that fees are now paid monthly by the Company and directly expensed without being recognized on the balance sheet before being expensed.
(3) Related Party Transactions
Since commencement of operations of the Funds, the Funds have paid the Company a management fee equal to 0.85% per annum of the net asset value of the Master Fund in consideration of the use of the Managing Owner’s revocable license to use the Thomson Reuters Continuous Commodity Index for the provision of commodity futures trading advisory services.
On July 7, 2008, GreenHaven LLC, an affiliate of the Company, transferred ownership of the Reuters exclusive license to the Managing Owner through an addendum to the original license agreement. This transfer gave the right to use the revocable license to track the Reuters Continuous Commodity Index to the Managing Owner. This agreement stipulated cash payments of $25,000 plus an amount equal to 0.10% of assets under management as a fee payable to Reuters from the Managing Owner.
Expenses incurred in connection with the initial organizational costs of the Index Fund and the Master Fund and the offering costs of the Shares were the responsibility of GreenHaven LLC prior to the Funds’ commencement of operations on January 23rd, 2008. For the year ended December 31, 2009, the Company expensed $198,941 related to the offering of shares, of which $100,232 were legal fees, $20,309 were audit fees, and $78,400 were regulatory fees. For the year ended December 31, 2008, GreenHaven LLC paid $149,239 related to the offering of shares. The Funds are not required to reimburse GreenHaven LLC or its affiliates or the Company or its affiliates for any such costs incurred for any related period
Upon inception of the Index Fund and the Master Fund, 50 General Units of each of the Index Fund and the Master Fund were issued to GreenHaven Commodity Services LLC in exchange for a capital contribution of $1,500 to the Index Fund and $1,500 to the Master Fund.
As of December 31, 2009 the Company had accumulated a deficit in member’s equity of $176,835, comprised mainly of operating costs incurred since the commencement of Fund operations on January 23, 2008. For the year ended December 31, 2009 and 2008, the Company recorded $1,018,527 and $188,857, respectively, in management fee revenue. At December 31, 2009 and 2008, the Company had receivables from GreenHaven LLC of $55,948 and $1,309, respectively.

(4) Contracts and Agreements
The Company is party to a marketing agent agreement with ALPS Distributors Inc. (“ALPS”) a Colorado corporation, whereby ALPS provides certain marketing services for the Fund as outlined in the agreement.
The Company is also party to a Fund Administrator agreement with the Bank of New York Mellon, (“BNYMellon”) whereby BNYMellon acts as the Funds’ Transfer agent and Fund Accountant. The Managing Owner, on behalf of the Fund and the Master Fund, has appointed BNYMellon as the administrator of the Fund and the Master Fund and has entered into an Administration Agreement in connection therewith.
Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including net asset value calculations, accounting and other fund administrative services.
The Company has entered into brokerage agreements on the Funds’ behalf with Morgan Stanley & Co. Incorporated as the Commodity Broker (the “Commodity Broker”). Since the commencement of its investment operations on January 23, 2008 the Fund has primarily invested in futures contracts traded on regulated exchanges, in government securities, and in cash.
(5) Off-Balance Sheet Risks and Contingencies
The Funds engage in the trading of U.S. futures contracts (collectively “derivatives”). The Funds are exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.
All of the contracts currently traded by the Funds are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions; the Funds must rely solely on the credit of their respective individual counterparties. However, in the future, if the Funds were to enter into non-exchange traded contracts, they would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. The Funds also have credit risk since the primary counterparty to all domestic futures contracts is the exchange clearing corporation. In addition, the Funds bear the risk of financial failure by the clearing broker.
The purchase and sale of futures and options on futures contracts require margin deposits with a Futures Commission Merchant (“FCM”). Additional deposits may be necessary for any loss in contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.
For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Funds are exposed to market risk equal to the value of futures contracts purchased. The Company’s policy is to continuously monitor the Master Fund’s exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting and control procedures. In addition, the Company has a policy of reviewing the credit standing of each clearing broker or counter- party with which it conducts business.
The financial instruments held by the Company are reported in the Statement of Financial Condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturities.

(6) Recently Issued Accounting Standards
In June 2009, the Financial Accounting Standards Board (“FASB”) issued new accounting requirements, which made the FASB Accounting Standards Codification (“Codification”) the single source of authoritative literature for U.S. accounting and reporting standards. The Codification is not meant to change existing GAAP but rather provide a single source for all literature. The Company adopted the standard during the year ended December 31, 2009, which required changing certain disclosures in the financial statements to reflect Codification or “Plain English” references rather than references to FASB Statements, Staff Positions or Emerging Issues Task Force Abstracts. The adoption of this requirement is reflected in certain disclosures in the financial statements but did not have an impact on the Company’s financial position, results of operations, or cash flows.
During the year ended December 31, 2009, the Company adopted a new accounting standard which establishes general standards of accounting and disclosure of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. The Company has added disclosure in this Note 8 regarding which subsequent events have been evaluated.
The FASB has issued guidance allowing entities determining the fair value of a liability to use the perspective of an investor that holds the related obligation as an asset. The guidance was effective for interim and annual periods beginning after August 27, 2009 and applied to all fair value measurements of liabilities. This accounting standards update did not have a material impact on the Company’s financial statements.
In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Codification (“ASC”) 810.10. ASC 810.10 changes the approach to determining a variable interest entity’s primary beneficiary for consolidation purposes, and requires companies to more frequently reassess whether they must consolidate variable interest entities. The application of ASC 810.10 is required for fiscal years beginning after November 15, 2009 and interim periods within those fiscal years, however, in February 2010, the FASB issued an Accounting Standards Update which defers the effective date of ASC 810.10 for companies, such as the Company, that have an interest in certain investment entities.
(7) Fair Value Measurements
The guidance for fair value measurements establishes the authoritative definition for fair value, framework for measuring fair value and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses three valuation inputs, as follows :
•	Level 1: Quoted market prices in active markets for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3: Unobservable inputs developed using the Company’s estimates and assumptions, which reflect those that market participants would use.
The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. A summary of the Company’s assets and liabilities at fair value as of December 31, 2009, classified according to the levels used to value them, are as follows:

		Other
		Significant	Significant
	Quoted Prices	Observable	Unobservable
	in Active	Inputs (Level	Inputs (Level
Assets	Market (Level 1)	2)	3)	Totals
General Units	$1,311	$—	$—	$1,311
Total	$1,311	$—	$—	$1,311

A summary of the Company’s assets and liabilities at fair value as of December 31, 2008, classified according to the levels used to value them, are as follows:

		Other
	Quoted Prices	Significant	Significant
	in Active	Observable	Unobservable
	Market (Level	Inputs (Level	Inputs (Level
Assets	1)	2)	3)	Totals
General Units	$1,096	$—	$—	$1,096
Total	$1,096	$—	$—	$1,096
8) Subsequent Events
The Company has evaluated events subsequent to its fiscal year ended December 31, 2009 and through April 29, 2010, the date these financial statements were available for issuance and determined that no subsequent event disclosures are required.

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STATEMENT OF ADDITIONAL INFORMATION
April 29, 2010
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
Shares of Beneficial Interest
This is a speculative investment which involves the risk of loss. Past performance is not necessarily indicative of future results. See “The Risks You Face” beginning at page 1 in Part One.
THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION. The Statement of Additional Information should be read in conjunction with the Disclosure Document.
For information on how to obtain a Disclosure Document, please see page iii above.
GreenHaven Commodity Services LLC
Managing Owner

STATEMENT OF ADDITIONAL INFORMATION
April 29, 2010
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
Shares of Beneficial Interest

THE FUTURES MARKETS
Futures Contracts
Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2010 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2010 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.
Hedgers and Speculators
The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.
Futures Exchanges
Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.
Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Speculative Position Limits
The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger) may hold, own or control in certain futures contracts. Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading.
Daily Limits
Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You May Face — Possible Illiquid Markets May Exacerbate Losses.”
Regulations
Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.
The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund and the Master Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund and the Master Fund. The Fund and the Master Fund themselves are not registered with the CFTC in any capacity.
The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.
The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.
Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Fund and the Master Fund themselves are not required to become members of the NFA).
Margin
“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.
Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.
Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Master Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.